Exhibit B
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                                 TRUST INDENTURE




                                     between




                        THE INDUSTRIAL DEVELOPMENT BOARD
                             OF THE TOWN OF COLUMBIA



                                       and



                SOUTHTRUST BANK, NATIONAL ASSOCIATION, as Trustee





                          DATED AS OF NOVEMBER 1, 1997




                                   $65,000,000
                        THE INDUSTRIAL DEVELOPMENT BOARD
                             OF THE TOWN OF COLUMBIA
                       VARIABLE RATE DEMAND REVENUE BONDS
                         (ALABAMA POWER COMPANY PROJECT)
                                   SERIES 1997


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



                                TABLE OF CONTENTS

                                                                          Page

                               ARTICLE I
                              DEFINITIONS

SECTION 1.1.   Definitions...................................................4

                              ARTICLE II
                               THE BONDS

SECTION 2.1.   Issuance of Bonds:  Disposition of Proceeds..................15
SECTION 2.2.   Form and Denominations of Bonds; Bonds as Limited
               Obligation of Issuer.........................................15
SECTION 2.3.   Execution....................................................16
SECTION 2.4.   Authentication...............................................16
SECTION 2.5.   Registration, Transfer and Exchange..........................16
SECTION 2.6.   Mutilated, Destroyed, Lost or Stolen Bonds...................18
SECTION 2.7.   Payments of Principal, Redemption Price and Interest:
               Persons Entitled Thereto.....................................19
SECTION 2.8.   Term Bonds...................................................20
SECTION 2.9.   Cancellation and Destruction of Surrendered Bonds............20
SECTION 2.10.  Acts of Registered Owners:  Evidence of Ownership............20
SECTION 2.11.  Book Entry System............................................21

                              ARTICLE III
                        INTEREST RATES ON BONDS

SECTION 3.1.   Initial Interest Rates, Subsequent Rates.....................23
SECTION 3.2.   Variable Rates; Conversion to Variable Rate Periods..........23
SECTION 3.3.   Flexible Rates; Conversions to Flexible Rate Periods.........30
SECTION 3.4.   Fixed Rate Conversion at Option of Company...................31
SECTION 3.5.   Taxable Rates; Conversion from Taxable Rates.................33
SECTION 3.6.   Additional Limitation on Interest............................34

                              ARTICLE IV
                     TENDER AND PURCHASE OF BONDS

SECTION 4.1.   Tenders During Variable Rate Periods.........................35
SECTION 4.2.   Tender During Taxable or Flexible Rate Periods...............39
SECTION 4.3.   Tender Upon Variable, Taxable or Flexible Rate Conversion....41
SECTION 4.4.   Tender Upon Fixed Rate Conversion............................42
SECTION 4.5.   Inadequate Funds for Tenders.................................43
SECTION 4.6.   Tenders or Waivers by Investment Companies...................43
SECTION 4.7.   Notice from Beneficial Owners................................43

                               ARTICLE V
                       DEPOSIT OF BOND PROCEEDS

SECTION 5.1.   Deposit of Proceeds of Bonds.................................44

                              ARTICLE VI
                  DEBT SERVICE FUND, REDEMPTION FUND
                         AND CONSTRUCTION FUND

SECTION 6.1.   Establishment of Funds and Accounts..........................45
SECTION 6.2.   Debt Service Fund............................................45
SECTION 6.3.   Redemption Fund..............................................45
SECTION 6.4.   Return of Moneys from Non-Presentment of Bonds...............45
SECTION 6.5.   Reserved.....................................................46
SECTION 6.6.   Construction Fund............................................46
SECTION 6.7.   Moneys to be Held for All Registered Owners, With
               Certain Exceptions...........................................46
SECTION 6.8.   Additional Accounts and Subaccounts..........................46

                              ARTICLE VII
                 INVESTMENTS; ARBITRAGE BOND COVENANT

SECTION 7.1.   Investment of Funds..........................................47
SECTION 7.2.   Arbitrage Covenant...........................................47
SECTION 7.3.   Covenants Regarding Tax Exemption............................47

                             ARTICLE VIII
                          REDEMPTION OF BONDS

SECTION 8.1.   Bonds Subject to Redemption..................................49
SECTION 8.2.   Selection of Bonds for Redemption............................51
SECTION 8.3.   Notice of Redemption.........................................51
SECTION 8.4.   Effect of Redemption.........................................52

                              ARTICLE IX
               EPRESENTATIONS AND COVENANTS OF THE ISSUER

SECTION 9.1.   General Limitation; Issuer's Representation..................53
SECTION 9.2.   Payment of Bonds and Performance of Covenants................53
SECTION 9.3.   Enforcement of the Agreement.................................53
SECTION 9.4.   No Personal Liability........................................53
SECTION 9.5.   Exemption from Federal Income Taxation.......................53

                               ARTICLE X
                    EVENTS OF DEFAULT AND REMEDIES

SECTION 10.1.  Events of Default Defined....................................54
SECTION 10.2.  Acceleration and Annulment Thereof...........................54
SECTION 10.3.  Legal Proceedings by Trustee.................................54
SECTION 10.4.  Discontinuance of Proceedings by Trustee.....................55
SECTION 10.5.  Registered Owners May Direct Proceedings.....................55
SECTION 10.6.  Limitations on Actions by Registered Owners..................55
SECTION 10.7.  Trustee May Enforce Rights Without Possession of Bonds.......56
SECTION 10.8.  Remedies Not Exclusive.......................................56
SECTION 10.9.  Delays and Omissions Not to Impair Rights....................56
SECTION 10.10. Application of Moneys........................................56

SECTION 10.11. Trustee's Right to Receiver..................................57
SECTION 10.12. Trustee and Registered Owners Entitled to All Remedies.......57
SECTION 10.13. Waiver of Past Defaults......................................58

                              ARTICLE XI
                              THE TRUSTEE

SECTION 11.1.  Certain Duties and Responsibilities of Trustee...............59
SECTION 11.2.  Notice if Default Occurs or Notice if Taxability Occurs......60
SECTION 11.3.  Certain Rights of Trustee....................................60
SECTION 11.4.  Not Responsible for Recitals or Issuance of Bonds............61
SECTION 11.5.  May Hold Bonds...............................................62
SECTION 11.6.  Money Held in Trust..........................................62
SECTION 11.7.  Corporate Trustee Required:  Eligibility.....................62
SECTION 11.8.  Resignation and Removal of Trustee:  Appointment of
               Successor....................................................62
SECTION 11.9.  Acceptance of Appointment by Successor Trustee...............64
SECTION 11.10. Merger, Conversion, Consolidation or Succession to Business..64
SECTION 11.11. Fees, Charges and Expenses of Trustee........................64

                              ARTICLE XII
                           THE PAYING AGENT

SECTION 12.1.  The Paying Agent.............................................65
SECTION 12.2.  Paying Agent May Act Through Agents; Answerable Only for
               Willful Misconduct or Negligence.............................66
SECTION 12.3.  Compensation and Indemnity...................................66
SECTION 12.4.  Paying Agent May Deal in Bonds...............................66
SECTION 12.5.  Removal or Resignation of Paying Agent.......................67
SECTION 12.6.  Successor Paying Agents......................................67

                             ARTICLE XIII
                         THE REMARKETING AGENT

SECTION 13.1.  The Remarketing Agent........................................68
SECTION 13.2.  Qualifications of Remarketing Agent..........................68

                              ARTICLE XIV
                      AMENDMENTS AND SUPPLEMENTS

SECTION 14.1.  Amendments and Supplements Without Registered Owners'
               Consent......................................................70
SECTION 14.2.  Amendments With Registered Owners' Consent...................70
SECTION 14.3.  Amendments to Agreement......................................72
SECTION 14.4.  Right to Payment.............................................72

                              ARTICLE XV
                              DEFEASANCE

SECTION 15.1.  Defeasance...................................................73
SECTION 15.2.  Deposit of Funds for Payment of Bonds........................73
SECTION 15.3.  Effect of Defeasance.........................................74

                              ARTICLE XVI
                       MISCELLANEOUS PROVISIONS

SECTION 16.1.  Limitations on Recourse, Immunity of Certain Persons.........75
SECTION 16.2.  No Rights Conferred on Others................................75
SECTION 16.3.  Illegal, Etc. Provisions Disregarded.........................75
SECTION 16.4.  Substitute Publication of Notice.............................75
SECTION 16.5.  Mailed Notice................................................75
SECTION 16.6.  Governing Law................................................77
SECTION 16.7.  Successors and Assigns.......................................77
SECTION 16.8.  Action by Company............................................77
SECTION 16.9.  Headings and Subheadings for Convenience Only................77
SECTION 16.10. Counterparts.................................................77

EXHIBIT A           Form of Bond
EXHIBIT B           Letter of Representations of DTC

                                 TRUST INDENTURE


         This TRUST INDENTURE dated as of November 1, 1997 (the "Indenture"), between THE INDUSTRIAL DEVELOPMENT BOARD OF THE TOWN OF COLUMBIA, a public corporation of the State of Alabama (the "Issuer"), and SOUTHTRUST BANK, NATIONAL ASSOCIATION, a national banking association with its principal corporate trust office in Birmingham, Alabama, as trustee (the "Trustee"),


                              W I T N E S S E T H :


         WHEREAS, under the laws of the State of Alabama, including particularly
Article 4 of Chapter 54 of Title 11 of the Code of Alabama 1975 (the "Act"), the Issuer has the following powers, among others:

                  (a) to acquire, whether by construction, purchase, exchange, gift, lease or otherwise, and to enlarge, improve, replace, equip and maintain, one or more pollution control facilities, including all real and personal property deemed necessary or desirable in connection therewith,

                  (b) to issue its revenue bonds to pay the cost of pollution control facilities, such bonds to be payable solely from the revenues and receipts derived from the leasing or sale by the Issuer of such pollution control facilities,

                    (c) to lease or sell to others and otherwise dispose of all or any portion of such pollution control facilities; and

         WHEREAS, an Eighth Supplementary Installment Sale Agreement dated as of November 1, 1997 (hereinafter the "Agreement"), relating to the hereinafter defined Bonds has been duly executed between the Issuer and Alabama Power Company, a corporation organized and existing under and by virtue of the laws of the State of Alabama (the "Company"); and

         WHEREAS, the recitals and provisions of the Agreement are incorporated herein as if set forth in their entirety, and the capitalized terms of this Indenture shall have the same meanings, and shall be defined, as set forth in the Agreement and the Bond Resolution (hereinafter defined); and

         WHEREAS, the Issuer has duly authorized the issuance of bonds designated "The Industrial Development Board of the Town of Columbia Variable Rate Demand Revenue Bonds (Alabama Power Company Project) Series 1997", in the aggregate principal amount of $65,000,000 (hereinafter called the "Bonds"); and

         WHEREAS, all of the Bonds are being issued and delivered on their original issuance date as Taxable Bonds (hereinafter defined), the interest on which is not excludable from gross income for federal income tax purposes, but the Company expects that interest on all or a portion of the Bonds will become excludable from gross income for federal income tax purposes on each date to be specified as a Tax Exempt Conversion Date (hereinafter defined) in a certificate of the Company to be delivered to the Trustee and the Remarketing Agent (hereinafter defined), which certificate shall be accompanied by an opinion of Bond Counsel (hereinafter defined) to the effect that from and after the Tax Exempt Conversion Date, interest on the portion of the Bonds described in such certificate shall be excludable from gross income of the holders thereof for federal income tax purposes; and

         WHEREAS, the Bonds, and the interest thereon, are and shall be payable from and secured by a first and superior lien on and pledge of the payments designated as "Installment Sale Payments" to be made by the Company pursuant to the Agreement in amounts sufficient to pay and redeem, and provide for the payment of the principal of, premium, if any, and interest on the Bonds, when due, and the fees and expenses of the Trustee and any paying agent for the Bonds, all as required by the Bond Resolution; and

         WHEREAS, the Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

         WHEREAS, the parties to the Financing Documents (hereinafter defined) have each determined that the execution and delivery of the said Financing Documents will benefit the parties, will further the public purposes of the Act, will provide additional security for the performance by the Issuer and the Company of their obligations under the Financing Documents, and will induce the Owners of the Bonds to purchase the Bonds; and

         WHEREAS, all things necessary to make the Bonds, when issued, executed and delivered by the Issuer and authenticated by the Paying Agent pursuant to this Indenture, the valid, legal and binding special limited obligations of the Issuer, and to constitute this Indenture a valid pledge of certain income and Revenues of the Issuer for the payment of the principal of and premium, if any, and interest on the Bonds authenticated and delivered under this Indenture, have been performed and the creation, execution and delivery of this Indenture, and the creation, execution and issuance of the Bonds, subject to the terms hereof, have in all respects been duly authorized;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That the Issuer in consideration of the premises, of the acceptance by the Trustee of the trusts hereby created, of the mutual covenants herein contained and of the purchase and acceptance of the Bonds by the Owners thereof, and for other valuable consideration, the receipt of which is hereby acknowledged, and in order to secure the payment of the principal of, and interest and premium, if any, on the Bonds according to their tenor and effect, and the performance and observance by the Issuer of all the covenants and conditions herein and therein contained (a) has executed and delivered this Indenture and (b) has agreed to sell, assign, transfer, set over and pledge, and by these presents does hereby sell, assign, transfer, set over and pledge unto the Trustee, and to its successors in trust and its assigns forever, to the extent provided in this Indenture, all of the right, title and interest of the Issuer in and to the Agreement (except for the indemnification rights and expense reimbursement rights contained in the Agreement), and all the Revenues of the Issuer, and amounts on deposit in the Debt Service Fund as hereinafter in this Indenture provided (the "Trust Estate").

          TO HAVE AND TO HOLD the same unto the Trustee and its successors in trust forever;

         IN TRUST, NEVERTHELESS, upon the terms and trusts herein set forth for the benefit and security of those who shall hold or own the Bonds issued hereunder, or any of them, without preference of any of said Bonds over any others thereof by reason of priority in the time of the issue or negotiation thereof or by reason of the date or maturity thereof, or for any other reason whatsoever, except as otherwise provided herein.

         IT IS HEREBY COVENANTED, declared and agreed by and between the parties hereto, that all such Bonds are to be issued, authenticated as required by the Indenture, and delivered and that all property subject or to become subject hereto, including the Revenues of the Issuer from the Facilities, is to be held and applied upon and subject to the further covenants, conditions, uses and trusts hereinafter set forth; and the Issuer, for itself and its successors, does hereby covenant and agree to and with the Trustee and its successors in trust, for the benefit of those who shall hold all of the Bonds, or any of them, as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.1. Definitions. Capitalized terms used in this Indenture and not otherwise defined in this Indenture have the meanings specified below.

         The words "hereof," "herein," "hereto," "hereby," and "hereunder" (except in the form of Bond) refer to the entire Indenture. All words and terms importing the singular number shall, where the context requires, import the plural number and vice versa, and all words and terms used in this Indenture and not defined herein shall, if defined in the Agreement, have the meaning set forth therein.

         "Act" means Title 11, Chapter 54, Article 4 (Sections 11-54-80 through 11-54-123 inclusive) of the Code of Alabama 1975, as amended from time to time.

         "Administrative Expenses" means fees and expenses of the Trustee, the Issuer, the Remarketing Agent and the Paying Agent.

         "Agreement" means the Eighth Supplementary Installment Sale Agreement dated as of November 1, 1997 between the Issuer and the Company, as the same may be amended from time to time to the extent permitted hereby or thereby.

         "Authorized Company Representative" means any person or persons at the time designated to act on behalf of the Company by a written certificate, signed on behalf of the Company by any one of its officers or authorized representatives and furnished to the Trustee, containing the specimen signature of each such person.

         "Bond Counsel" means any firm or firms of nationally recognized bond counsel selected by the Company and acceptable to the Issuer and the Trustee.

         "Bond Documents" means the Financing Documents and all other agreements, certificates, documents and instruments delivered in connection with any of the Financing Documents.

         "Bond Obligations" means the Debt Service due and payable and to become due and payable and any other amounts which may be owed by the Company to, or on behalf of, the Issuer or the Trustee under the Bond Documents.

         "Bond Resolution" means the resolution of the Board of Directors of the Issuer adopted on November 20, 1997 authorizing the issuance of the Bonds.

          "Bonds" means the Variable Rate Demand Revenue Bonds (Alabama Power Company Project) Series 1997, authorized and issued by the Issuer, authenticated by the Trustee and delivered hereunder.

         "Business Day" means a day (a) other than a day on which banks located in The City of New York, New York or the cities in which the principal offices of the Trustee or the Paying Agent are located are required or authorized by law or executive order to close and (b) on which the New York Stock Exchange is not closed.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "1954 Code" means the Internal Revenue Code of 1954, as amended.

         "Company" means Alabama Power Company, a corporation organized and existing under the laws of the State of Alabama, and its successors and assigns.

         "Construction Fund" means the fund of that name created pursuant to
Section 6.1 hereof.

         "Conversion Date" means: (a) when used with respect to the Fixed Rate Period, the date on which Bonds are converted to bear interest at the Fixed Rate pursuant to Section 3.4 hereof, (b) when used with respect to any Variable Rate Period, the day on which a particular type of Variable Rate becomes effective for Bonds pursuant to Section 3.2 hereof which is not immediately preceded by a day on which such Bonds bore interest at the same type of Variable Rate (and, when used with respect to any Term Rate Period, a date which is not preceded by a Term Rate Period of the same duration); (c) when used with respect to Flexible Rate Periods, the date on which such periods become effective for Bonds pursuant to Section 3.3 hereof following a Rate Period other than Flexible Rate Periods; and (d) a Tax Exempt Conversion Date. Each Conversion Date shall be an Interest Payment Date for the Rate Period from which Bonds are converted, except if the conversion (a) is from a Daily, Weekly or Monthly Rate Period, such Conversion Date shall be an Interest Calculation Date or (b) is between Daily and Weekly Rate Periods, the Conversion Date must be a Wednesday, regardless of whether such Wednesday is an Interest Calculation Date.

         "Daily Rate" means the Interest Rate to be determined for Bonds on each Business Day pursuant to Section 3.2(b) hereof.

         "Daily Rate Period" means each Rate Period during which a Bond bears interest at a specific Daily Rate pursuant to Section 3.2(b) hereof.

          "Debt Service" means the principal of, premium, if any, and interest on the Bonds.

         "Debt Service Fund" means the special fund of that name created pursuant to Section 6.1 hereof.

         "Determination of Taxability" means a Final Determination by the Internal Revenue Service or by a court of competent jurisdiction in the United States that, as a result of failure by the Company to observe or perform any covenant, condition or agreement on its part to be observed or performed under the Agreement or as a result of the inaccuracy of any representation or agreement made by the Company under the Agreement, the interest payable on any Bond, other than a Taxable Bond, is includable in the gross income of the Registered Owner of such Bond (other than a Registered Owner who is a substantial user or related person of the Facilities within the meaning of the
Code).

         "DTC" means The Depository Trust Company, acting as securities depository as set forth in Section 2.11 hereof.

          "Event of Default" means any of the events described in Section 10.1 hereof.

         "Extraordinary Optional Redemption" means any redemption of Bonds made pursuant to Section 8.1(b) hereof.

         "Facilities" means the sewage and solid waste disposal facilities described in Exhibit A to the Agreement.

         "Favorable Opinion of Bond Counsel" means an opinion or opinions of Bond Counsel addressed to the Issuer and the Trustee to the effect that the action proposed to be taken is authorized or permitted by the laws of the State and this Indenture and will not, in and of itself, adversely affect any exclusion of interest on the Tax Exempt Bonds from gross income of the owners thereof for federal income tax purposes.

         "Final Determination" means, with respect to a private letter ruling or a technical advice memorandum of the Internal Revenue Service, written notice thereof in a proceeding in which the Company had an opportunity to participate and otherwise means written notice of a determination from which no further right of appeal exists or from which no appeal is timely filed with any court of competent jurisdiction in the United States in a proceeding to which the Company was a party or in which the Company had the opportunity to participate.

         "Financing Documents" means this Indenture, the Agreement and the Bonds.

         "Fixed Rate" means the rate at which Bonds shall bear interest from and including the Fixed Rate Conversion Date for said Bonds to the maturity date thereof.

         "Fixed Rate Conversion Date" means the Conversion Date on which any Bonds are converted to bear interest at the Fixed Rate pursuant to Section 3.4 hereof.

         "Fixed Rate Period" means the Rate Period during which a Bond bears interest at the Fixed Rate.

         "Flexible Rates" means, when used with respect to any particular Bond, the Interest Rate determined for each Flexible Rate Period applicable thereto pursuant to Section 3.3 hereof.

         "Flexible Rate Conversion Date" means the Conversion Date on which any Bonds are converted to bear interest at Flexible Rates which is immediately preceded by a day on which said Bonds did not bear interest at Flexible Rates.

         "Flexible Rate Period" means each Rate Period during which a Bond bears interest at a Flexible Rate.

          "Fund" means any of the funds established with the Trustee under this Indenture.

         "Government Obligations" means any one or more of the following:

         (i)      United States Government Obligations; or

         (ii) To the extent permitted by law for the particular investment contemplated, pre-refunded municipal obligations rated "AAA" by S&P and "Aaa" by Moody's meeting the conditions set forth in (a) through (e) below:

                  (a) the municipal obligations are (i) not subject to redemption prior to maturity or (ii) the trustee for such municipal obligations has been given irrevocable instructions concerning their calling and redemption and the issuer of such municipal obligations has covenanted not to redeem such bonds other than as set forth in such instructions; and

                  (b) the municipal obligations are secured by cash or non-callable United States Government Obligations that may be applied only to interest, principal and premium payments of such municipal obligations; and

                    (c) the principal of and interest on such United States Government Obligations (plus any cash in an escrow fund) are sufficient to meet the liabilities of the municipal obligations; and

                    (d) the cash and/or United States Government Obligations serving as security for the municipal obligations are held by an escrow agent or trustee; and

                  (e) the United States Government Obligations are not available to satisfy any other claims, including those against the trustee or escrow agent.

         "Indemnified Parties" means the Issuer and any of its officers, directors, employees, agents and servants, and any other person acting for or on behalf of the Issuer.

          "Indenture" means this Trust Indenture, as amended or supplemented at the time in question.

         "Interest Calculation Date" means (a) when used with respect to Bonds bearing interest at the Daily, Weekly or Monthly Rate, the first calendar day of each calendar month; and (b) when used with respect to Bonds in any other case, the Interest Payment Date for such Bonds.

         "Interest Payment Date" means (a) when used with respect to Bonds bearing interest at the Daily, Weekly or Monthly Rate, the fifth Business Day of each calendar month following the period in which interest at such rate has accrued; (b) when used with respect to Bonds bearing interest at the Quarterly Rate, the first Business Day of the third calendar month following the month in which the Quarterly Rate Conversion Date occurs and the first Business Day of each third calendar month thereafter to which interest at such rate has accrued;
(c) when used with respect to Bonds bearing interest at the Semiannual, Term or Fixed Rate, the first day of the sixth calendar month following the month in which the Semiannual, Term or Fixed Rate Conversion Date occurs and the first day of each sixth calendar month thereafter to which interest at such rate has accrued, except that the last Interest Payment Date for any Semiannual or Term Rate Period which is followed by a different type of Rate Period other than a Fixed Rate Period shall be the first Business Day of the sixth calendar month following the preceding Interest Payment Date; (d) when used with respect to any particular Bond bearing interest at a Flexible or Taxable Rate, the day immediately succeeding the last day of each Flexible or Taxable Rate Period applicable thereto; and (e) the maturity date of the Bonds.

         "Interest Period" means the period from and including any Interest Calculation Date to and including the day immediately preceding the next following Interest Payment Date.

          "Interest Rate" means a Taxable, Daily, Weekly, Monthly, Quarterly, Semiannual, Term, Flexible or Fixed Rate.

         "Investment Company" means an investment company registered under the Investment Company Act of 1940, as amended.

         "Investment Securities" means and includes any of the following securities on which neither the Company nor any of its subsidiaries is the obligor: (a) obligations of the United States, its agencies, or United States government sponsored enterprises; (b) obligations, the principal and interest of which are guaranteed by the United States or its agencies; (c) obligations of a state, a territory, or a possession of the United States, or any political subdivision of any of the foregoing or of the District of Columbia as described in Section 103 of the Code, and graded in the highest 3 major grades as determined by two national rating services; (d) banker's acceptances, commercial accounts, certificates of deposit, or depository receipts issued by a bank, trust company, savings and loan association, savings bank, a credit union or other financial institution whose deposits are, as appropriate, insured by a fund of the Federal Deposit Insurance Corporation or the National Credit Union Administration; (e) commercial paper rated at the time of purchase within the two highest classifications established by not fewer than two national rating services, and which matures within 270 days after the date of issue; (f) any fund or other pooling arrangement which exclusively purchases and holds the investments itemized in paragraphs (a) through (e) above; and (g) as otherwise permitted by Alabama law for such funds.

         "Issue Date" means the date on which the Bonds are first authenticated and delivered to the initial purchasers against payment therefor.

         "Issuer" means The Industrial Development Board of the Town of Columbia, a public corporation of the State, and its successors and assigns.

         "Issuer Representative" means the Chairman or the Vice Chairman of the Board of Directors of the Issuer or the Secretary of the Issuer or such other officer or employee of the Issuer as shall be appointed by the Issuer in such capacity.

         "Maximum Rate" means twenty percent (20%) per annum for any Bond bearing interest at a Taxable Rate, and fifteen percent (15%) per annum for any other Bond, or, as permitted by law, such other higher rate as may be approved by the Issuer and the Company.

         "Monthly Rate" means the interest rate to be determined for Bonds on a monthly basis pursuant to Section 3.2(d) hereof.

         "Monthly Rate Conversion Date" means the Conversion Date on which any Bonds are converted to bear interest at a Monthly Rate pursuant to Section 3.2(h) or (i) hereof which is immediately preceded by a day on which said Bonds did not bear interest at a Monthly Rate.

         "Monthly Rate Period" means each Rate Period during which a Bond bears interest at a Monthly Rate.

         "Moody's" means Moody's Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Moody's" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the approval of the Remarketing Agent, by notice to the Trustee and the Issuer.

          "Optional Redemption" means any redemption of Bonds made pursuant to
Section 8.1(a) hereof.

         "Outstanding" when used with reference to Bonds means all Bonds authenticated and delivered under this Indenture as of the time in question, except:

                    (a) All Bonds theretofore cancelled or required to be cancelled under Section 2.9 hereof;

                  (b) On or after any purchase date for Bonds pursuant to
         Article IV hereof, all certificates which represent Bonds (or portions of Bonds) which are tendered or deemed to have been tendered for purchase on such date, provided that funds sufficient for such purchase are on deposit with the Paying Agent;

                  (c) Bonds for the payment or redemption of which provision has been made in accordance with Article XV hereof; provided that, if such Bonds are being redeemed, the required notice of redemption shall have been given or provision satisfactory to the Trustee shall have been made therefor; and

                  (d) Bonds in substitution for which other Bonds have been authenticated and delivered pursuant to Article II hereof.

         In determining whether the Registered Owners of a requisite aggregate principal amount of Bonds Outstanding have concurred in any request, demand, authorization, direction, notice, consent or waiver under the provisions hereof, Bonds which are held by or on behalf of the Company (unless all of the Outstanding Bonds are then owned by the Company) or an "Affiliate" of the Company shall be disregarded for the purpose of any such determinations. For the purpose of this paragraph, an "Affiliate" of the Company means any other Person which directly or indirectly controls or is controlled by or under direct or indirect common control with the Company, and "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, Bonds so owned which have been pledged in good faith shall not be disregarded as aforesaid if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Bonds and that the pledgee is not the Company or an Affiliate of the Company. Bonds held by the Remarketing Agent shall not be deemed to be held on behalf of the Company for the purpose of this paragraph unless held by the Remarketing Agent as agent for the Company.

         "Paying Agent" means The Chase Manhattan Bank, New York, New York, as paying agent, registrar, transfer agent, authenticating agent and tender agent, or any successor paying agent, registrar and tender and transfer agent or agents appointed pursuant to Article XII hereof, at the business address designated in writing to the Issuer, the Trustee and the Remarketing Agent as its principal office for its duties as Paying Agent hereunder.

         "Person" means an individual, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization, a governmental body or a political subdivision, a municipal corporation, public corporation or any other group or organization of individuals.

         "Plant" means the Company's Joseph M. Farley Nuclear Plant located near the Town of Columbia in Houston County, Alabama.

         "Purchase Contract" means the Purchase Contract between the Issuer and Goldman, Sachs & Co., in its capacity as the initial purchaser of the Bonds.

         "Purchase Price" means the amount due a Registered Owner of any Bond purchased or deemed purchased pursuant to and as provided in Article IV of this Indenture which amount is payable from Purchase Price Payments and/or the proceeds of a remarketing pursuant hereto.

         "Quarterly Rate" means the Interest Rate to be determined for Bonds on a quarterly basis pursuant to Section 3.2(e) hereof.

         "Quarterly Rate Conversion Date" means the Conversion Date on which any Bonds are converted to bear interest at a Quarterly Rate pursuant to Section 3.2(h) or (i) hereof which is immediately preceded by a day on which said Bonds did not bear interest at a Quarterly Rate.

         "Quarterly Rate Period" means each Rate Period during which a Bond bears interest at a Quarterly Rate pursuant to Section 3.2(e) hereof.

         "Rate Period" means the period during which a particular rate of interest determined for any Bonds is to remain in effect pursuant to Article III hereof.

         "Redemption Fund" means the special fund of that name created pursuant to Section 6.1 hereof.

         "Register" means the registration books of the Issuer described in
Section 2.5(a) hereof.

         "Registered Owner" or "Owner" means the Person in whose name any Bond is registered pursuant to Article II hereof.

         "Regular Record Date" means the close of business on (a) the day (whether or not a Business Day) immediately preceding an Interest Calculation Date in the case of Bonds bearing interest at Daily, Weekly and Monthly Rates or
(b) the day (whether or not a Business Day) immediately preceding an Interest Payment Date in the case of Bonds bearing interest at Taxable, Flexible and Quarterly Rates or (c) the last day (whether or not a Business Day) of the month immediately preceding the Interest Payment Date in the case of Bonds bearing interest at Semiannual or Term Rates or at the Fixed Rate.

         "Regulations" means the applicable proposed, temporary or final Income Tax Regulations promulgated under the Code, as such regulations may be amended or supplemented from time to time.

         "Remarketing Agent" means Goldman, Sachs & Co. for the Taxable Bonds and Goldman, Sachs & Co. for the Tax Exempt Bonds, or any successor Remarketing Agent appointed pursuant to Article XIII hereof.

         "Remarketing Agreement" means any remarketing agreement executed by the Company and a Remarketing Agent pursuant to Article XIII hereof.

         "Revenues of the Issuer" or "Revenues" means and includes all payments by or on behalf of the Company, including specifically the Installment Sale Payments to or for the account of the Issuer under the Agreement, including but not limited to all moneys received under the Agreement to be paid into the Debt Service Fund including the income thereon and the investment thereof, if any, but not including payments with respect to the indemnification or reimbursement of certain expenses of the Issuer under Sections 5.6, 5.7, 6.1 and 7.3 of the Agreement or under any other guaranty or indemnification agreement.

         "S&P" means Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a corporation organized and existing under the laws of the State of New York, its successors and their assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Company, with the approval of the Remarketing Agent, by notice to the Issuer and the Trustee.

         "Semiannual Rate" means the Interest Rate to be determined for Bonds on a semiannual basis pursuant to Section 3.2(f) hereof.

         "Semiannual Rate Conversion Date" means the Conversion Date on which any Bonds are converted to bear interest at a Semiannual Rate pursuant to
Section 3.2(h) or (i) hereof, which is immediately preceded by a day on which said Bonds did not bear interest at a Semiannual Rate.

         "Semiannual Rate Period" means each Rate Period during which a Bond bears interest at a Semiannual Rate.

         "Special Mandatory Redemption" means any redemption of Bonds made pursuant to Section 8.1(c) hereof.

         "State" means the State of Alabama.

         "Supplemental Indenture" or "indenture supplemental hereto" means any indenture amending or supplementing this Indenture which may be entered into in accordance with the provisions of this Indenture.

         "Taxable Bond" means any Bond issued hereunder that has not been the subject of a tax exempt conversion pursuant to Section 3.5 hereof.

         "Taxable Rate" means the Interest Rate to be determined for the Bonds pursuant to Section 3.5 hereof.

         "Taxable Rate Period" means any period during which a Bond bears interest at a Taxable Rate.

         "Tax Exempt Bond" means any Bond issued hereunder that has been the subject of a tax exempt conversion pursuant to Section 3.5 hereof.

         "Tax Exempt Conversion Date" means any date on which any Bond is converted to a Tax Exempt Bond bearing interest at a Variable Rate as described in Section 3.5 hereof.

         "Term Rate" means the Interest Rate to be determined for any Bonds for a term of one or more years pursuant to Section 3.2(g) hereof.

         "Term Rate Conversion Date" means the Conversion Date on which any Bonds are converted to bear interest at a Term Rate pursuant to Section 3.2(h) or (i) hereof which is immediately preceded by a day on which said Bonds did not bear interest at a Term Rate or bore interest at a Term Rate for a Term Rate Period of different duration.

         "Term Rate Period" means each Rate Period during which a Bond bears interest at a Term Rate.

         "Trust Estate" means the trust estate as defined in the granting clauses in this Indenture.

         "Trustee" means SouthTrust Bank, National Association, a national banking association having its principal corporate trust office in Birmingham, Alabama, serving as trustee pursuant to this Indenture.

         "United States Government Obligations" means direct obligations of, or obligations which are unconditionally guaranteed by, the United States of America.

         "Variable Rate" means, as the context requires, any Daily, Weekly, Monthly, Quarterly, Semiannual or Term Rate applicable to the Bonds.

         "Variable Rate Conversion Date" means the Conversion Date on which any Bonds are converted to bear interest at a Variable Rate pursuant to Section 3.2(h) or (i) hereof.

         "Variable Rate Period" means each Rate Period during which a Bond bears interest at a specific Variable Rate.

         "Weekly Rate" means the Interest Rate to be determined for any Bonds on a weekly basis pursuant to Section 3.2(c) hereof.

         "Weekly Rate Period" means the Rate Period during which a Bond bears interest at a Weekly Rate.

                                   ARTICLE II

                                    THE BONDS

         SECTION 2.1. Issuance of Bonds: Disposition of Proceeds. Upon the execution and delivery of this Indenture, the Issuer shall execute the Bonds and deliver them to the Paying Agent for authentication. At the written direction of the Issuer, the Paying Agent shall authenticate the Bonds, and deliver them to the purchasers thereof upon receipt by the Trustee of the amount due the Issuer for the initial delivery of the Bonds pursuant to the terms of the Purchase Contract. The proceeds of the Bonds shall be used as provided in Article V.

         SECTION 2.2. Form and Denominations of Bonds; Bonds as Limited Obligation of Issuer.

         (a) Form and Authorized Denominations. All Bonds shall be issued as fully registered bonds dated as of the Issue Date, in substantially the form attached as Exhibit A hereto and shall mature on November 1, 2021. In authenticating the Bonds, the Paying Agent shall add the actual date of its authentication of Bonds. All of the Bonds shall initially bear interest at a Taxable Rate. All Bonds bearing interest at Daily, Weekly, Monthly, Quarterly or Semiannual Rates shall be issued in denominations of $100,000 or whole multiples thereof. All Bonds bearing interest at Taxable or Flexible Rates shall be issued in multiples of $1,000, but in no denomination smaller than $100,000. All Bonds bearing interest at a Term Rate or the Fixed Rate shall be in denominations of $5,000 or whole multiples thereof. In the event of a change in Interest Rate so that a Registered Owner owns any Bond in an unauthorized denomination for such Interest Rate, the principal amount of such Bond will be considered for all purposes hereunder to be a temporarily authorized denomination while held by that Registered Owner only. Prior to the first Tax Exempt Conversion Date, all Bonds shall be designated "The Industrial Development Board of the Town of Columbia, Taxable Variable Rate Demand Bonds (Alabama Power Company Project) Series 1997" and shall be numbered separately from T-1 upwards. It is anticipated that all or a portion of the Bonds will be converted from time to time to Tax Exempt Bonds. On and after the Tax Exempt Conversion Date with respect to any Bonds, such Bonds shall have the same designation except that the word "Taxable" shall be deleted and replaced with the words "Tax Exempt". The Tax Exempt Bonds shall be numbered separately from TE-1 upwards. Tax Exempt Bonds shall bear a distinct CUSIP number from Taxable Bonds. The Bonds shall be issued only in fully registered form without coupons in authorized denominations.

         (b) Bonds as Limited Obligations of Issuer. The Bonds shall constitute limited obligations of the Issuer payable by the Issuer solely out of the Revenues and other security pledged under this Indenture, and neither the Bonds nor any obligation of the Issuer under or arising out of this Indenture or the Agreement shall, under any circumstances, constitute or give rise to a debt or indebtedness of the Issuer within the meaning of any provision or limitation of the Constitution or laws of the State, or, except as noted above, constitute or give rise to a pecuniary liability of the Issuer or a charge against its general credit. Neither the State nor any political subdivision of the State shall in any event be liable for the payment of the principal of, premium (if any) or interest on the Bonds, or for the performance of any pledge, obligation or agreement of any kind whatsoever which may have been undertaken by the Issuer in the Financing Documents or otherwise, and neither the Bonds nor any of such agreements or obligations of the Issuer shall be construed to constitute an indebtedness or obligation of the State or any other political subdivision of the State within the meaning of any constitutional or statutory provision whatsoever.

         All covenants, promises, agreements, duties and obligations of the Issuer set forth in the Financing Documents shall be solely the covenants, promises, agreements, duties and obligations of the Issuer and shall not be deemed to be, or be, the covenants, promises, agreements, duties or obligations of any director, officer, employee or agent of the Issuer or the State in his or her individual capacity, and no recourse shall be had for the payment of the principal of, or interest on the Bonds or any other amount payable hereunder or in connection herewith, or for any claim based hereon or on the Bonds or the Agreement, against any such member, officer, employee or agent in his or her individual capacity.

         SECTION 2.3. Execution. The Bonds shall be executed by the manual or facsimile signature of the Chairman or Vice Chairman of the Board of Directors of the Issuer and attested by the Secretary or Assistant Secretary of the Issuer and shall have impressed or printed thereon or affixed thereto the official seal of the Issuer. The validity of any Bond so executed shall not be affected by the fact that one or more of the authorized officers or members whose signatures appear on such Bond have ceased to be an authorized officer or member at the time of issuance or authentication or at any time thereafter.

         SECTION 2.4. Authentication. No Bonds shall be valid for any purpose hereunder until the certificate of authentication printed thereon is duly executed by the manual signature of an authorized signatory of the Trustee or the Paying Agent, acting as authenticating agent. Such authentication or registration shall be proof that the Registered Owner is entitled to the benefit of the trusts hereby created.

         SECTION 2.5. Registration, Transfer and Exchange. (a) The ownership of each Bond shall be recorded in the registration books of the Issuer (the "Register"), which books shall be kept by the Paying Agent, acting as bond registrar, at its principal corporate trust office and shall contain such information as is necessary for the proper discharge of the duties of the Trustee and the Paying Agent hereunder.

         (b) While Bonds are registered to Cede & Co., transfer of beneficial ownership in Bonds by Beneficial Owners may be made through the DTC book entry system pursuant to Section 2.11 hereof. Bonds no longer in book entry-only form may be transferred or exchanged by the Registered Owners, as follows:

                  (i) Any Bond may be transferred if endorsed for such transfer by the Registered Owner thereof and surrendered by such Registered Owner or his duly appointed attorney to the Paying Agent, whereupon the Paying Agent shall authenticate and deliver to the transferee a new Bond or Bonds having the same Rate Period and in the same denominations as the Bond surrendered for transfer or in different authorized denominations equal in the aggregate to the principal amount of the surrendered Bond.

                  (ii) Any Bond or Bonds may be exchanged for one or more Bonds and in the same principal amount, but in a different authorized denomination or denominations. Each Bond so to be exchanged shall be surrendered by the Registered Owner thereof or his duly appointed attorney to the Paying Agent, whereupon a new Bond or Bonds having the same Rate Period and shall be authenticated and delivered to the Registered Owner.

                  (iii) In the case of any Bond properly surrendered for partial redemption, the Paying Agent shall authenticate and deliver a new Bond in exchange therefor, such new Bond bearing interest at the same Interest Rate and to be in an authorized denomination equal to the unredeemed principal amount of the surrendered Bond without cost to the Owner; provided that, at its option, the Paying Agent may certify the amount and date of partial redemption upon the partial redemption certificate, if any, printed on the surrendered Bond and return such surrendered Bond to the Registered Owner in lieu of an exchange.

                  (iv) No additional resolutions need be adopted by the Board of Directors of the Issuer or any other body or person so as to accomplish the foregoing conversion and exchange or replacement of any Bond or portion thereof, and the Paying Agent shall provide for the completion, authentication, and delivery of the substitute Bonds in the manner prescribed herein.

         Except as provided in subparagraph (iii) above or in Article IV hereof, the Paying Agent shall not be required to effect any transfer or exchange during the 15 days immediately preceding the date of mailing of any notice of redemption or at any time following the mailing of any such notice in the case of Bonds selected for such redemption. No charge shall be imposed upon Registered Owners in connection with any transfer or exchange, but Beneficial Owners or Registered Owners may be required to pay taxes or governmental charges related thereto. No transfers or exchanges shall be valid for any purposes hereunder except as provided above and in Article IV hereof.

         (c) Each Taxable Bond shall bear a restrictive legend substantially in the form set forth on the form of Bond in Exhibit A hereto. Each purchaser of a Taxable Bond shall be deemed to have represented and agreed as follows:

                  (1) the purchaser understands that the Taxable Bonds are being issued only in transactions not involving any public offering within the meaning of the Securities Act of 1933 (the "1933 Act"); (2) the purchaser is a "Qualified Institutional Buyer" as defined in Rule 144A under the 1933 Act (or is a Qualified Institutional Buyer purchasing the Bonds on behalf of one or more other Qualified Institutional Buyers); (3) if in the future the purchaser (or any such other investor or any other fiduciary or agent representing such investor) decides to sell such Taxable Bond prior to the date fixed for mandatory purchase, it will be sold only in a transaction exempt from registration under the 1933 Act and only to the Remarketing Agent or through the Remarketing Agent to an institutional investor approved by the Remarketing Agent as a Qualified Institutional Buyer; (4) the purchaser understands that, although the Remarketing Agent may repurchase Taxable Bonds, the Remarketing Agent is not obligated to do so, and accordingly the purchaser (or any such other investor) should be prepared to hold such Taxable Bonds until maturity;
         (5) the purchaser acknowledges that the Taxable Bonds sold to the purchaser by the Remarketing Agent may be sold to it pursuant to Rule 144A; and (6) the purchaser understand that such Taxable Bonds will bear a legend substantially as set forth in Exhibit A hereto.

         SECTION 2.6. Mutilated, Destroyed, Lost or Stolen Bonds. (a) If any Bond is mutilated, lost, stolen or destroyed, the Registered Owner thereof shall be entitled to the issuance of a substitute Bond provided that:

                  (i) in all cases, the Registered Owner must provide indemnity to the Issuer, the Company and the Paying Agent reasonably satisfactory to each such party to be indemnified against any and all claims arising out of or otherwise related to the issuance of substitute Bonds pursuant to this Section;

                  (ii) in the case of a mutilated Bond the Registered Owner shall surrender the Bond to the Paying Agent for cancellation; and

                  (iii) in the case of a lost, stolen or destroyed Bond, the Registered Owner shall provide evidence, satisfactory to the Paying Agent, of the ownership and the loss, theft or destruction of the affected Bond.

         Upon compliance with the foregoing, a new Bond of like tenor and denomination, executed by the Issuer, shall be authenticated by the Paying Agent and delivered to the Registered Owner, all at the expense of the Registered Owner to whom the substitute Bond is delivered. Notwithstanding the foregoing, the Paying Agent shall not be required to authenticate and deliver any substitute for a Bond which has been called for redemption or which has matured or is about to mature and, in any such case, the principal or redemption price then due or becoming due shall be paid by the Paying Agent in accordance with the terms of the mutilated, lost, stolen or destroyed Bond without substitution therefor.

         (b) Every Bond issued pursuant to this Section 2.6 shall constitute an additional contractual obligation of the Issuer, whether or not the Bond alleged to have been destroyed, lost or stolen shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Bonds duly issued hereunder.

         (c) All Bonds shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Bonds, and shall preclude any and all other rights or remedies, unless expressly inconsistent with any law or statute existing or hereafter enacted with respect to the replacement or payment of negotiable instruments, investments or other securities without their surrender.

         SECTION 2.7. Payments of Principal, Redemption Price and Interest:
Persons Entitled Thereto. (a) The principal or redemption price of each Bond shall be payable in lawful money of the United States of America upon surrender of such Bond to the Paying Agent. During Flexible Rate Periods or any Taxable, Daily, Weekly, Monthly or Quarterly Rate Period, the principal or redemption price of the Bonds shall be payable in immediately available funds.

         During Semiannual, Term and Fixed Rate Periods the principal or redemption price of the Bonds shall be payable in next day funds. Such payments shall be made to the Registered Owner of the Bond so surrendered, as shown on the registration books maintained by the Paying Agent on the date of payment.

         (b) Subject to the further provisions of Article III hereof, each Bond shall bear interest and be payable as to interest as follows:

                  (i) Each Bond shall bear interest (at the applicable rate determined pursuant to Article III hereof) (A) from the date of authentication, if authenticated on an Interest Payment Date to which interest has been paid or duly provided for, or (B) if the Bonds bear interest at a Daily, Weekly or Monthly Rate, from the last preceding Interest Calculation Date to which interest has been paid or duly provided for, or (C) from the last preceding Interest Payment Date to which interest has been paid or duly provided for (or the Issue Date if no interest thereon has been paid) in all other cases.

                  (ii) The interest due on any Bond on any Interest Payment Date shall be paid to the Registered Owner of such Bond as shown on the registration books kept by the Paying Agent as of the Regular Record Date. The amount of interest payable on any Interest Payment Date shall be computed (A) on the basis of a 365- or 366-day year for the number of days actually elapsed during Daily, Weekly, Monthly, Quarterly and Flexible Rate Periods, (B) on the basis of a 360-day year of twelve 30-day months during Semiannual and Term Rate Periods and the Fixed Rate Period, and (C) on the basis of a 360-day year consisting of the number of days actually elapsed during any Taxable Rate Period. If any Daily, Weekly, Monthly, Quarterly or Flexible Rate Period falls in both 365- and 366-day years, the amount of interest payable on any Interest Payment Date shall be computed on the basis of a 365-day year for the number of days actually elapsed when such rate period begins in a 365-day year and shall be computed on the basis of a 366-day year for the number of days actually elapsed when such rate period begins in a 366-day year.

                  (iii) Interest shall be paid in lawful money of the United States of America.

                  (iv) All payments of interest on the Bonds bearing interest at Semiannual, Term or Fixed Rates shall be paid in next day funds to the Persons entitled thereto pursuant to Section 2.7(b)(ii) by check mailed on the Interest Payment Date and all payments of interest on Bonds bearing interest at Taxable, Flexible, Daily, Weekly, Monthly or Quarterly Rates shall be payable to persons entitled thereto pursuant to Section 2.7(b)(ii) in immediately available funds.

         (c) Interest accrued during any Taxable or Flexible Rate Period and at the maturity of the Bonds shall be paid only upon presentation and surrender of Bonds.

         SECTION 2.8. Term Bonds. Pending preparation of definitive Bonds, the Issuer may issue, in lieu of definitive Bonds, one or more temporary printed or typewritten Bonds in authorized denominations, of substantially the tenor recited above. At the request of the Issuer, the Paying Agent shall authenticate definitive Bonds in exchange for and upon surrender of an equal principal amount of temporary Bonds. Until so exchanged, temporary Bonds shall have the same rights, remedies and security hereunder as definitive Bonds. Temporary Bonds shall be numbered consecutively upward from TR-1.

         SECTION 2.9. Cancellation and Destruction of Surrendered Bonds. The Paying Agent shall cancel and destroy (a) all Bonds surrendered for transfer or exchange, for payment at maturity or for redemption (unless the surrendered Bond is to be partially redeemed and the Paying Agent elects to return the Bond, certified as to the partial redemption, to the Registered Owner thereof pursuant to Section 2.5(b)(iii)), and (b) all Bonds purchased at the direction of the Company and surrendered to the Paying Agent for cancellation. The Paying Agent shall deliver to the Issuer a certificate of cancellation and destruction in respect of all Bonds cancelled and destroyed in accordance with this Section.

         SECTION 2.10. Acts of Registered Owners: Evidence of Ownership. Any action to be taken by Registered Owners may be evidenced by one or more concurrent written instruments of similar tenor signed or executed by such Registered Owners in person or by an agent appointed in writing. The fact and date of the execution by any Person of any such instrument may be proved by acknowledgment before a notary public or other officer empowered to take acknowledgments or by an affidavit of a witness to such execution. Any action by the Registered Owner of any Bond shall bind all future Registered Owners of the same Bond in respect of anything done or suffered by the Issuer, the Trustee or the Paying Agent in pursuance thereof.

         SECTION 2.11. Book Entry System. The Bonds shall be initially issued in the name of Cede & Co., as nominee for DTC, as registered owner of the Bonds, and held in the custody of DTC. The Issuer and the Trustee acknowledge that they have executed and delivered a Letter of Representations with DTC, a copy of which is attached hereto as Exhibit B and made a part hereof, and that the terms and provisions of said Letter of Representations shall govern in the event of any inconsistency between the provisions of this Indenture and said Letter of Representations. A single Bond certificate will be initially issued and delivered to DTC; however, upon any Tax Exempt Conversion Date a Bond certificate representing the Bonds so converted shall be delivered to DTC. The owners of beneficial interest in the Bonds (the "Beneficial Owners") will not receive physical delivery of Bond certificates except as provided herein. For so long as DTC shall continue to serve as securities depository for the Bonds as provided herein, all transfers of beneficial ownership interest will be made by book-entry only, and no investor or other party purchasing, selling or otherwise transferring beneficial ownership of Bonds is to receive, hold or deliver any Bond certificate. The Issuer, the Trustee, the Paying Agent, the Company and the Remarketing Agent shall have no responsibility or liability for transfers of beneficial ownership interest in the Bonds.

         For every transfer and exchange of the Bonds, the Beneficial Owner may be charged a sum sufficient to cover such Beneficial Owner's allocable share of any tax, fee or other governmental charge that may be imposed in relation thereto.

         Bond certificates are required to be delivered to and registered in the name of the Beneficial Owner, under the following circumstances:

                  (a) DTC determines to discontinue providing its service with respect to the Bonds. Such a determination may be made at any time by giving 30 days' notice to the Issuer, the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law.

                  (b) The Company determines that continuation of the system of book-entry transfer through DTC (or a successor securities depository) is not in the best interest of the Company.

         In the event that Bond certificates are required to be issued to Beneficial Owners, the Trustee, the Company, the Paying Agent, the Issuer and the Remarketing Agent shall be fully protected in relying upon a certificate of DTC or any DTC participant as to the identity of and the principal amount of Bonds held by such Beneficial Owners.

         The Issuer, the Company, the Paying Agent and the Trustee win recognize DTC or its nominee as the Bondholder for all purposes, including notices and voting.

         With respect to Bonds registered in the name of DTC or its nominee, the Issuer, the Trustee and the Paying Agent shall be entitled to treat the person in whose name any Bond is registered in the Register as the absolute owner of such Bond for all purposes of this Indenture, and neither the Issuer, the Trustee nor the Paying Agent shall have any responsibility or obligation with respect to (a) the accuracy of the records of DTC, its nominee, or any other person with respect to any ownership interest in the Bonds, (b) the delivery to any person, other than an Owner as shown on the Register, of any notice with respect to the Bonds, including any notice of redemption or refunding, (c) the selection of the particular Bonds or portions thereof to be redeemed in the event of a partial redemption or refunding of part of the Bonds outstanding or (d) the payment to any person, other than an Owner as shown in the Register, of any amount with respect to the principal of, redemption premium, if any, purchase price or interest on the Bonds.

         Notwithstanding any other provision of this Indenture to the contrary, so long as DTC is acting in such capacity with respect to the Bonds, interest on the Bonds and all notices with respect to the Bonds, including any notices of redemption or refunding of all or part of the Bonds, shall be made and given, respectively, at the times, in the manner and in accordance with the Letter of Representations.

         Whenever during the term of the Bonds the beneficial ownership thereof is determined by a book entry at DTC, the requirements of this Indenture of holding, delivering or transferring Bonds shall be deemed modified to require the appropriate person to meet the requirements of DTC as to registering or transferring the book entry to produce the same effect.

         If at any time DTC ceases to hold the Bonds, all references hereto to DTC shall be of no further force or effect. A successor to DTC may be authorized by the Issuer and the Company without the consent of the Registered Owners or the use of a Supplemental Indenture.

                                   ARTICLE III

                             INTEREST RATES ON BONDS

         SECTION 3.1. Initial Interest Rates, Subsequent Rates. All Bonds delivered pursuant to Section 2.1 shall initially bear interest at a Taxable Rate from the Issue Date determined from time to time in accordance with the provisions of Section 3.5 hereof. As provided in Section 3.5 hereof, all or a portion of the Bonds bearing interest at a Taxable Rate may be converted to Tax Exempt Bonds bearing interest at Variable Rates determined from time to time in accordance with the provisions of Section 3.2 hereof and thereafter all or a portion of said Bonds so converted to Variable Rates may be converted to or from Variable Rates, Flexible Rates or to the Fixed Rate pursuant to Section 3.2, 3.3 or 3.4 hereof; provided, however, that any such conversion is subject to the veto of the Issuer, which veto may not be unreasonably exercised and shall be exercised by sending a telephonic notice to the Company, the Remarketing Agent and the Paying Agent within 24 hours of receipt by the Issuer of notice of such conversion; and provided further that prior to any conversion from a Rate Period during which the Interest Rate on the Tax Exempt Bonds is set at intervals of less than one year to a Rate Period during which the Interest Rate on the Tax Exempt Bonds is set at intervals of one year or in excess of one year, or vice versa, the Company must deliver a Favorable Opinion of Bond Counsel relating to such conversion to the Trustee, the Issuer, the Remarketing Agent and the Paying Agent.

         SECTION 3.2. Variable Rates; Conversion to Variable Rate Periods.

         (a) Determination by Remarketing Agent. Subject to the further provisions of this Article III with respect to particular Variable Rates or conversions between Rate Periods, the Variable Rate to be applicable to the Tax Exempt Bonds during any Variable Rate Period for said Bonds shall be determined by the Remarketing Agent.

                  (i) In each case, the Variable Rate for the Variable Rate Period in question shall be determined by the Remarketing Agent on the date or dates and at the time or times required pursuant to subsection
         (b), (c), (d), (e), (f) or (g) below, whichever is applicable.

                  (ii) The Variable Rate for any Tax Exempt Bond shall be determined by the Remarketing Agent as the minimum rate of interest which, in the judgment of the Remarketing Agent, would cause the Bond to have a market value as of the date of determination equal to the principal amount thereof, plus accrued interest, taking into account prevailing market conditions; provided that: (A) except with respect to the determination of a new Daily Rate for any Tax Exempt Bond pursuant to Section 3.2(b)(ii), if the Remarketing Agent fails for any reason to determine the Variable Rate for any Variable Rate Period when required hereunder or if any condition to the conversion of any Rate Period to a Variable Rate Period for any Tax Exempt Bond is not satisfied on or before the Conversion Date, the Rate Period for said Bond shall automatically convert to the Daily Rate Period and the Daily Rate shall be determined in accordance with the provisions of Section 3.2(b)(i) and (ii) hereof; and (B) in no event shall the Variable Rate for any Variable Rate Period exceed the Maximum Rate. The Paying Agent shall promptly notify all Bondholders affected thereby of any conversion to the Daily Rate pursuant to Section 3.2(a)(ii)(A).

                  (iii) All determinations of Variable Rates pursuant to this Section shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent and the Registered Owners of the Bonds to which such rates are applicable. The Remarketing Agent or the Paying Agent shall advise any Bondholder upon request to either of them as to the then current Variable Rate.

         (b) Daily Rates. A Daily Rate for any Tax Exempt Bond shall be established for each Daily Rate Period as follows:

                  (i) Daily Rate Periods shall commence on a Business Day and shall extend to, but not include, the next succeeding Business Day.

                  (ii) The Daily Rate for each Daily Rate Period shall be effective from and including the commencement date thereof and shall remain in effect to, but not including, the next succeeding Business Day; provided however, with respect to any day, if the Remarketing Agent shall not have determined a Daily Rate, the Daily Rate shall be the same as the Daily Rate for the immediately preceding day. Each such Daily Rate shall be determined not later than 9:30 a.m., New York City time, on the Business Day which is the commencement date of the Daily Rate Period to which it relates and shall be provided to the Paying Agent and the Company by telephonic notice from the Remarketing Agent by the close of business on the same day.

                  (iii) Notice of Daily Rates determined for each Daily Rate Period during the preceding Interest Period shall be given by the Paying Agent by first class mail to each Registered Owner of any Tax Exempt Bond bearing interest at a Daily Rate by monthly statement within seven Business Days after each Interest Payment Date on which interest at a Daily Rate or Rates is to be paid.

         (c) Weekly Rates. A Weekly Rate for any Tax Exempt Bond shall be determined for each Weekly Rate Period as follows:

                  (i) Weekly Rate Periods shall commence on Wednesday of each week and end on the day preceding the first day of the next Weekly Rate Period; except that (a) in the case of a conversion from a different Rate Period, the Weekly Rate Period for Bonds shall commence on the last Interest Payment Date of the Bonds so converted and end on the day preceding the first day of the next Weekly Rate Period; (b) in the case of a conversion from a Weekly Rate Period to a different Rate Period, the last Weekly Rate

         Period prior to conversion shall end on the last day immediately preceding the Conversion Date to the new Rate Period.

                  (ii) The Weekly Rate for each Weekly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Weekly Rate shall be determined by the Remarketing Agent no later than the commencement date of the Weekly Rate Period to which it relates and shall be provided to the Paying Agent and the Company by the Remarketing Agent by written notice by the close of business on the date of determination.

                  (iii) If the Remarketing Agent fails to establish a Weekly Rate with respect to any Tax Exempt Bond bearing interest at Weekly Rates, the Weekly Rate Period shall automatically convert to the Daily Rate Period and the Daily Rate shall be determined in accordance with the provisions of Section 3.2(b)(i) and (ii) hereof. The Paying Agent shall promptly notify all Bondholders affected thereby of any conversion to the Daily Rate pursuant to Section 3.2(a)(ii)(A).

                  (iv) Notice of Weekly Rates determined for each Weekly Rate Period during the preceding Interest Period shall be given by the Paying Agent by first class mail to each Registered Owner of any Tax Exempt Bond bearing interest at a Weekly Rate by monthly statement within seven Business Days after each Interest Payment Date on which interest at a Weekly Rate or Rates is to be paid.

         (d) Monthly Rates. A Monthly Rate for any Tax Exempt Bond shall be determined for each Monthly Rate Period as follows:

                  (i) Monthly Rate Periods shall (A) commence on the Monthly Rate Conversion Date and on the first Business Day of each calendar month thereafter and (B) end on the day prior to either the commencement date of the following Monthly Rate Period or the Conversion Date on which a different type of Rate Period shall become effective.

                  (ii) The Monthly Rate for each Monthly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Monthly Rate shall be determined by the Remarketing Agent not later than the commencement date of such period and shall be provided to the Paying Agent and the Company by the Remarketing Agent by written notice by the close of business on the date of determination.

                  (iii) If the Remarketing Agent fails to establish a Monthly Rate with respect to any Tax Exempt Bond bearing interest at Monthly Rates, the Monthly Rate Period shall automatically convert to the Daily Rate Period and the Daily Rate shall be determined in accordance with the provisions of Section 3.2(b)(i) and
         (ii) hereof. The Paying Agent shall promptly notify all Bondholders affected thereby of any conversion to the Daily Rate pursuant to
         Section 3.2(a)(ii)(A).

                  (iv) Notice of the Monthly Rate for each Monthly Rate Period shall be given by the Paying Agent by first class mail to each Registered Owner of any Tax Exempt Bond bearing interest at a Monthly Rate for whom such rate is effective within seven Business Days after its determination pursuant to Section 3.2(d)(ii) above.

         (e) Quarterly Rates. A Quarterly Rate for any Tax Exempt Bond shall be determined for each Quarterly Rate Period as follows:

                  (i) Quarterly Rate Periods shall (A) commence on a Quarterly Rate Conversion Date and on the first Business Day of each third month thereafter; and (B) end on the day preceding either the commencement date of the following Quarterly Rate Period or the Conversion Date on which a different type of Rate Period shall become effective.

                  (ii) The Quarterly Rate for each Quarterly Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Quarterly Rate shall be determined by the Remarketing Agent not later than the commencement date of such period and shall be provided to the Paying Agent and the Company by the Remarketing Agent by the close of business on the date of determination.

                  (iii) If the Remarketing Agent fails to establish a Quarterly Rate with respect to any Tax Exempt Bond bearing interest at Quarterly Rates, the Quarterly Rate Period shall automatically convert to the Daily Rate Period and the Daily Rate shall be determined in accordance with the provisions of Section 3.2(b)(i) and (ii) hereof. The Paying Agent shall promptly notify all Bondholders affected thereby of any conversion to the Daily Rate pursuant to Section 3.2(a)(ii)(A).

                  (iv) Notice of the Quarterly Rate shall be given by the Paying Agent by first class mail to each Registered Owner of any Tax Exempt Bond bearing interest at a Quarterly Rate promptly after such Quarterly Rate is determined pursuant to Section 3.2(e)(ii) above.

         (f) Semiannual Rates. A Semiannual Rate for any Tax Exempt Bond shall be determined for each Semiannual Rate Period as follows:

                  (i) Semiannual Rate Periods shall (A) commence on a Semiannual Rate Conversion Date and on the first day of each sixth (6th) calendar month thereafter; and (B) end on the day preceding either the commencement date of the following Semiannual

         Rate Period or the Conversion Date on which a different type of Rate Period shall become effective.

                  (ii) The Semiannual Rate for each Semiannual Rate Period shall be effective from and including the commencement date of such period and shall remain in effect through and including the last day thereof. Each such Semiannual Rate shall be determined by the Remarketing Agent not later than the commencement date of such period and shall be provided to the Paying Agent and the Company by the Remarketing Agent by written notice by the close of business on the date of determination.

                  (iii) If the Remarketing Agent fails to establish a Semiannual Rate with respect to any Tax Exempt Bond bearing interest at Semiannual Rates, the Semiannual Rate Period shall automatically convert to the Daily Rate Period and the Daily Rate shall be determined in accordance with the provisions of Section 3.2(b)(i) and (ii) hereof. The Paying Agent shall promptly notify all Bondholders affected thereby of any conversion to the Daily Rate pursuant to Section 3.2(a)(ii)(A).

                  (iv) Notice of the Semiannual Rate shall be given by the Paying Agent by first class mail to each Registered Owner of any Tax Exempt Bond bearing interest at a Semiannual Rate promptly after such Semiannual Rate is determined pursuant to Section 3.2(f)(ii) above.

                  (g) Term Rates. A Term Rate for any Tax Exempt Bond shall be determined for each Term Rate Period as follows:

                  (i) Term Rate Periods shall (A) commence on a Term Rate Conversion Date and on the first day of a calendar month which is an integral multiple of 12 calendar months thereafter; and (B) end on the day preceding either the commencement date of the following Term Rate Period or the Conversion Date on which a different Rate Period shall become effective.

                  (ii) The Term Rate for each Term Rate Period shall be effective from and including the commencement date of such period and remain in effect through and including the last day thereof. Each such Term Rate shall be determined not later than the commencement date of such period and shall be provided to the Paying Agent and the Company by the Remarketing Agent by written notice by the close of business on the date of determination.

                  (iii) If the Remarketing Agent fails to establish a Term Rate with respect to any Tax Exempt Bond bearing interest at Term Rates, the Term Rate Period shall automatically convert to the Daily Rate Period and the Daily Rate shall be determined in accordance with the provisions of Section 3.2(b)(i) and (ii) hereof. The Paying Agent shall promptly notify all Bondholders affected thereby of any conversion to the Daily Rate pursuant to Section 3.2(a)(ii)(A).

                  (iv) Notice of the Term Rate shall be given by the Paying Agent by first class mail to each Registered Owner of any Tax Exempt Bond bearing interest at a Term Rate promptly after such Term Rate is determined pursuant to Section 3.2(g)(ii) above.

         (h) Conversions Between Variable Rate Periods. All or a portion of the Tax Exempt Bonds may be converted from one Variable Rate Period to another Variable Rate Period, and from a Term Rate Period to a Term Rate Period of a different duration, upon notice by the Company to the Remarketing Agent, the Paying Agent and the Issuer. All or a portion of the Tax Exempt Bonds may be converted from one Variable Rate Period to another as follows:

                  (i) Such conversion shall be on a Conversion Date for the Tax Exempt Bonds to be converted.

                  (ii) The Company shall give written notice of any such conversion to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent not fewer than 20 days prior to the proposed Conversion Date between any Variable Rate Periods; provided, however, in the case of conversion to a Term Rate Period, or from a Term Rate Period to a Term Rate Period of a different duration, the notice shall be given not fewer than 30 days prior to the proposed Conversion Date, but the Company shall have the right to rescind any conversion to a Term Rate Period by up to the 15th day prior to the Conversion Date. Such notice shall specify the particular Tax Exempt Bonds to be converted, the proposed Conversion Date and the Variable Rate Period to which the conversion will be made, and in the case of conversion to a Term Rate Period, or from a Term Rate Period to a Term Rate Period of a different duration, the number of years to be included within such Term Rate Period.

                  (iii) Not fewer than 15 days prior to the Conversion Date in the case of conversions between Variable Rate Periods the Paying Agent shall mail (by first class mail) a written notice of the conversion to the Registered Owners affected thereby. Such notice shall be prepared by the Company and shall:

                           (A) contain the information set forth in the notice
                  described in subpara- graph 3.2(h)(ii) above,

                              (B) set forth the matters required to be stated
                  pursuant to Section 4.3(c) hereof with respect to purchases of Bonds governed by such Section, and

                              (C) with respect to Term Bonds only, set forth the
                  redemption provisions which will apply to the Bonds.

                  (iv) The Variable Rate for the Variable Rate Period commencing on the Conversion Date shall be determined by the Remarketing Agent in the manner provided in subsection (a) above on the date set forth in subsection (b), (c), (d), (e), (f) or (g) above, whichever is applicable to the Variable Rate Period to which the conversion shall be made and made available to the Bondholders affected thereby upon request.

         (i) Conversions to Variable Rate Period from Taxable or Flexible Rate Periods. All or any portion of the Bonds may be converted from a Taxable or Flexible Rate Period to a Variable Rate Period upon notice by the Company to the Remarketing Agent, the Paying Agent and the Issuer. All or any portion of the Bonds may be converted from Taxable or Flexible Rate Periods to a Variable Rate Period as follows:

                  (i) Such conversion shall be on a Conversion Date for the Bonds to be converted.

                  (ii) The Company shall give written notice of any such conversion to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent no fewer than 20 days prior to the proposed Conversion Date (or 30 days in the case of conversion to a Term Rate Period). Such notice shall specify the particular Bonds to be converted, the proposed Conversion Date and the type of Variable Rate Period to which the conversion will be made, and in the case of conversion to a Term Rate Period, the number of years to be included within such Term Rate Period. The Paying Agent shall give notice of conversion to Registered Owners affected thereby not fewer than 15 days prior to the Conversion Date in the manner prescribed by Section 3.2(h)(iii) hereof. Notwithstanding the foregoing, however, no conversion shall be effected and no such notice shall be given to said Registered Owners unless, prior to the date on which such notice is required to be given, the Paying Agent shall have received written confirmation from the Remarketing Agent to the effect that it has not established and will not establish any Taxable or Flexible Rate Periods for the Bonds to be converted extending beyond the Conversion Date for said Bonds.

                  (iii) The Variable Rate for the Variable Rate Period commencing on the Conversion Date shall be established and made available in the same manner as is provided for conversions from one Variable Rate Period to another pursuant to subsection 3.2(h)(iv) above.

                  (iv) If the conversion is from Taxable Rate Periods, the Company shall also comply with Section 3.5(b) hereof.

         SECTION 3.3. Flexible Rates; Conversions to Flexible Rate Periods.

         (a) Flexible Rates. A Flexible Rate for each Flexible Rate Period for a Tax Exempt Bond shall be determined as follows:

                  (i) The Flexible Rate Period for a Tax Exempt Bond shall be of such duration, not exceeding 270 days, as may be offered by the Remarketing Agent and specified by the purchaser pursuant to Section
         4.2 or 4.3 hereof and any Tax Exempt Bond may bear interest at a Flexible Rate for a Flexible Rate Period different from any other Tax Exempt Bond; provided that each such Flexible Rate Period shall (A) commence on the Flexible Rate Conversion Date and on a Business Day thereafter and (B) end on a day which is immediately prior to a Business Day. The Remarketing Agent shall determine the Flexible Rate no later than the commencement date of such Flexible Rate Period.

                  (ii) The Flexible Rate and Flexible Rate Period shall be determined by the Remarketing Agent so as to achieve the minimum net interest cost on the Tax Exempt Bonds bearing interest at a Flexible Rate taking into account prevailing market conditions as provided in
         Section 4.2 hereof. In no event shall the Flexible Rate for any Flexible Rate Period exceed the Maximum Rate. In determining a Flexible Rate, the Remarketing Agent may take into account derivative transactions entered into by the Company with respect to the Tax Exempt Bonds bearing interest at a Flexible Rate and may determine the rate on the Tax Exempt Bonds bearing interest at a Flexible Rate based on the lowest rate actually payable by the Company after taking into account such derivative transactions; provided that the interest rate on the Tax Exempt Bonds bearing interest at a Flexible Rate without regard to the derivative transaction is a rate that causes the market value of said Bonds to be par plus accrued interest on the effective date of such determination. In connection with such transactions, the interest payable on Tax Exempt Bonds during a Flexible Rate Period need not be a fixed percentage of the principal amount of said Bonds and may be determined on a contingent basis. If the Flexible Rate is determined pursuant to this section, the Flexible Rate may be stated on an attachment to said Bonds. If the Remarketing Agent fails for any reason to determine the Flexible Rate or Flexible Rate Period or if any condition to the conversion of any Rate Period to a Flexible Rate Period is not satisfied on or before the Conversion Date, the Rate Period for each Tax Exempt Bond for which the Flexible Rate or Flexible Rate Period is not determined shall automatically convert to a Daily Rate Period and the Daily Rate shall be determined in accordance with the provisions of Section 3.2(b)(i) and (ii) hereof; the affected Bonds shall be subject to mandatory purchase on said Conversion Date as provided in Section 4.3(a) hereof; and in any such event the affected Bonds shall be remarketed as Daily Rate Bonds.

                  (iii) All determinations of Flexible Rates pursuant to this Section shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent and the Registered Owners of the Bonds to which such rates are applicable. The Remarketing Agent shall promptly notify the Paying Agent of all determinations of Flexible Rates. The Remarketing Agent or the Paying Agent shall advise any of them as to the then current Flexible Rate.

         (b) Conversions to Flexible Rate Periods from Variable Rate Periods. All or a portion of the Tax Exempt Bonds may be converted from one Variable Rate Period to a Flexible Rate Period upon notice by the Company to the Remarketing Agent, the Paying Agent and the Issuer. All or a portion of the Tax Exempt Bonds may be converted from a Variable Rate Period to Flexible Rate Periods as follows:

                  (i) Such conversion shall be on a Conversion Date for the Tax Exempt Bonds to be converted.

                  (ii) The Company shall give written notice of any such conversion to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent in the manner and at the times prescribed by Section 3.2(h)(ii) above.

                  (iii) Not fewer than 15 days prior to the Conversion Date, the Paying Agent shall mail (by first class mail) a written notice prepared by the Company of the conversion to the Registered Owners of the Tax Exempt Bonds affected thereby, specifying the particular Tax Exempt Bonds to be converted and the Conversion Date and setting forth the matters required to be stated pursuant to Section 4.3(c) hereof with respect to purchase of Bonds governed by such Section.

         SECTION 3.4. Fixed Rate Conversion at Option of Company. All or any portion of the Tax Exempt Bonds bearing interest at a Variable Rate or Flexible Rates may be converted to bear interest at a Fixed Rate to their final maturity. Any such conversion shall be made as follows:

         (a) Such conversion shall be on a Conversion Date for the Tax Exempt Bonds to be converted.

                  (i) The Company shall give written notice of any such conversion to the Issuer, the Trustee, the Remarketing Agent and the Paying Agent, not fewer than 45 days prior to the proposed Conversion Date. Such notice shall specify the particular Tax Exempt Bonds to be converted and the Fixed Rate Conversion Date.

                  (ii) Not fewer than 15 days prior to the Fixed Rate Conversion Date, the Paying Agent shall mail (by first class mail) a written notice prepared by the Company of the conversion to the Registered Owners of the Tax Exempt Bonds affected thereby, specifying the particular Tax Exempt Bonds to be converted and the Conversion Date and setting forth the matters required to be stated pursuant to Section 4.4 hereof.

         (b) The Remarketing Agent shall determine the Fixed Rate, which shall be no greater than the lowest rate of interest which, in the judgment of the Remarketing Agent as of the date of determination and under prevailing market conditions, would cause the Tax Exempt Bonds so converted to have a market value equal to the principal amount thereof plus accrued interest. The Remarketing Agent shall notify the Paying Agent and the Paying Agent shall notify the Issuer, the Trustee and the Company by telephone (promptly confirmed in writing), telegram, telecopy, telex or other similar means of communication of the Fixed Rate so determined.

         (c) Not later than the Fixed Rate Conversion Date the Remarketing Agent shall determine the Fixed Rate for the Tax Exempt Bonds so converted and make the Fixed Rate available to the Paying Agent. Such determination shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent and the Registered Owners of the Bonds to which such rate will be applicable. Promptly after the date of determination, the Paying Agent shall give notice of such Fixed Rate by first class mail to the Issuer, the Company and the Trustee.

         (d) Any conversion to a Fixed Rate pursuant to this Section 3.4 shall be subject to the following conditions:

                  (i) As of the Fixed Rate Conversion Date, sufficient funds shall be available to purchase Bonds which are then required to be purchased pursuant to Section 4.4 hereof. If this condition is not met for any reason, the conversion shall not be effective and said Bonds shall be automatically converted to the Daily Rate as provided in paragraph (iii) below.

                  (ii) The determination of the Fixed Rate pursuant to this Section shall be conclusive and binding upon the Issuer, the Company, the Trustee, the Paying Agent and the Registered Owners of the Bonds to which such rates are applicable. The Issuer, the Company, the Trustee, the Paying Agent and the Remarketing Agent shall not be liable to any Registered Owners for failure to give any notice required above or for failure of any Registered Owners to receive any such notice. After the Fixed Rate Conversion Date, the Registered Owners of the Bonds converted to a Fixed Rate shall have no right to tender their Bonds for purchase.

                  (iii) If the Remarketing Agent fails for any reason to establish a Fixed Rate or if the Company rescinds its notice of conversion by giving written notice of such rescission to the Issuer, the Remarketing Agent and the Paying Agent not later than the establishment of the Fixed Rate as provided in Section 3.4(c) above, or if the conditions specified in (i) above or in Section 3.1 are not met, the Rate Period for the Bonds proposed to be converted shall be automatically converted to a Daily Rate Period and the Daily Rate shall be determined in accordance with the provisions of Section 3.2(b)(i) and (ii) hereof.

         (e) At any time prior to the Fixed Rate Conversion Date by notice in writing to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent, the Company may elect to not convert to the Fixed Rate but rather to convert on the stated Conversion Date to a Variable Rate or to a Flexible Rate by following the conversion procedures for such Rate Periods set forth herein; provided, however, no additional notice of the conversion need be given to the Registered Owners in connection with such conversion.

         SECTION 3.5.         Taxable Rates; Conversion from Taxable Rates.

         (a) Taxable Rates. A Taxable Rate for each Taxable Rate Period shall be determined as follows:

                  (i) The Taxable Rate Period for each Taxable Bond shall be of such duration, not exceeding 270 days, as may be offered by the Remarketing Agent and specified by the purchaser pursuant to Section
         4.2 or 4.3 hereof and any Taxable Bond may bear interest at a Taxable Rate and for a Taxable Rate Period different from any other Taxable Bond; provided that each such Taxable Rate Period shall (A) commence on a Business Day and (B) end on a day which is immediately prior to a Business Day. The Remarketing Agent shall determine the Taxable Rate no later than the commencement date of such Taxable Rate Period.

                  (ii) The Taxable Rate and Taxable Rate Period shall be determined by the Remarketing Agent so as to achieve the minimum net interest cost on the Taxable Bonds taking into account prevailing market conditions as provided in Section 4.2 hereof.

                  In no event shall the Taxable Rate for any Taxable Rate Period exceed the Maximum Rate. In determining a Taxable Rate, the Remarketing Agent may take into account derivative transactions entered into by the Company with respect to the Taxable Bonds and may determine the rate on the Taxable Bonds based on the lowest rate actually payable by the Company after taking into account such derivative transactions; provided that the interest rate on the Taxable Bonds without regard to the derivative transaction is a rate that causes the market value of said Bonds to be par plus accrued interest on the effective date of such determination. In connection with such transactions, the interest payable on Taxable Bonds need not be a fixed percentage of the principal amount of said Bonds and may be determined on a contingent basis. If the Taxable Rate is determined pursuant to this section, the Taxable Rate may be stated on an attachment to said Bonds. If the Remarketing Agent fails for any reason to determine the Taxable Rate or Taxable Rate Period, the Taxable Bonds shall have a Taxable Rate Period of one day and shall bear interest at a per annum rate equal to 110% of the 15-day Federal Reserve Composite rate until a new Taxable Rate Period and a new Taxable Rate is established with respect to such Bonds.

         (b) Conversion from Taxable Rates. The Company may give written notice at any time to the Issuer, the Remarketing Agent, the Paying Agent and the Trustee that it intends to effect a conversion of all or a portion of the Taxable Bonds to Tax Exempt Bonds bearing interest at a Variable Rate on the day specified in such notice, which date shall be the Tax Exempt Conversion Date for such Taxable Bonds to be converted and shall be not less than 20 days (30 days if the Tax Exempt Bonds are to be in a Term Rate Period) from the date of such notice and shall be the day following the end of a Taxable Rate Period with respect to the Taxable Bonds to be converted. Said conversion shall be effected in accordance with the provisions of Section 3.2(i) hereof. In addition, the Company shall file with the Issuer, the Remarketing Agent, the Paying Agent and the Trustee opinions of Bond Counsel and other counsel, as appropriate, acceptable to the Issuer, the Remarketing Agent, the Paying Agent and the Trustee to the effect that (i) the conversion of such Taxable Bonds is authorized or permitted by the laws of the State and by this Indenture and win not adversely affect the validity of the Bonds, (ii) the interest on the Tax Exempt Bonds shall be excludable from gross income for federal income tax purposes in the hands of the Owners thereof (except for "substantial users" and "related persons" pursuant to the Code) and (iii) the conversion will not adversely affect the exclusion of interest on the then outstanding Tax Exempt Bonds (if any) from gross income for federal income tax purposes in the hands of the Owners thereof (except for "substantial users" and "related persons" pursuant to the Code). The Company shall also be required to provide such other documentation as may be reasonably requested by the Remarketing Agent. No proposed conversion of Taxable Bonds to Tax Exempt Bonds shall become effective unless the Company shall also file with the Issuer, the Remarketing Agent and the Trustee such opinions dated the Tax Exempt Conversion Date. In the event such opinions are not delivered on a Tax Exempt Conversion Date, such Taxable to Tax Exempt Bonds and will continue at a Taxable Rate, with a Taxable Rate Period of one day and shall bear interest at a per annum rate equal to 110% of the 15-day Federal Reserve Composite rate until a new Taxable Rate Period and a new Taxable Rate is established with respect to such Bonds.

         SECTION 3.6. Additional Limitation on Interest. Notwithstanding any provision of this Indenture to the contrary, in no event shall the interest paid or payable on the Bonds (including interest calculated as provided herein, together with all other amounts that constitute interest on the Bonds under the laws of the State which are contracted for, charged, reserved, taken or received pursuant to this Indenture) through any Interest Payment Date or through the date of payment on the Bonds (whether at maturity, by acceleration or upon earlier redemption) exceed the Maximum Rate.

                                   ARTICLE IV

                          TENDER AND PURCHASE OF BONDS

         SECTION 4.1.         Tenders During Variable Rate Periods.

         (a) Purchase Dates. The Registered Owners of Tax Exempt Bonds bearing interest at Variable Rates may elect to have their Bonds (or portions thereof in amounts equal to the lowest denomination then authorized pursuant to Section 2.2 hereof or whole multiples of such lowest denomination) purchased or shall be required to tender their Bonds for purchase at a Purchase Price equal to 100% of the principal amount of such Bonds (or portions), plus accrued interest, if any, on the following purchase dates and upon the giving of the following telephonic or written notices meeting the further requirements of subsection (b) below:

                  (i) Tax Exempt Bonds bearing interest at Daily Rates may be tendered for purchase at a price payable in immediately available funds on any Business Day by telecopy, telex or facsimile notice, promptly confirmed in writing, of tender given to the Paying Agent and the Remarketing Agent not later than 11:00 a.m., New York City time, on the purchase date.

                  (ii) Tax Exempt Bonds bearing interest at Weekly Rates may be tendered for purchase at a price payable in immediately available funds on any Business Day by telecopy, telex or facsimile notice, promptly confirmed in writing, to the Paying Agent not later than 5:00 p.m., New York City time, on a Business Day not fewer than seven days prior to the purchase date.

                  (iii) Tax Exempt Bonds bearing interest at Monthly or Quarterly Rates may be tendered for purchase on any Interest Payment Date for such Bonds at a price payable in immediately available funds upon delivery of a written notice of tender to the Paying Agent not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than (A) three Business Days prior to the purchase date in the case of Bonds bearing interest at a Monthly Rate, or (B) seven days prior to the purchase date in the case of Bonds bearing interest at a Quarterly Rate.

                  (iv) Tax Exempt Bonds bearing interest at a Semiannual Rate or Term Rate may be tendered for purchase on the commencement date of the succeeding Rate Period for such Bonds at a price payable in next day funds upon delivery of a written notice of tender to the Paying Agent not later than 5:00 p.m., New York City time, on a Business Day which is not fewer than seven days prior to the purchase date.

         (b)      Notice of Tender.  Each notice of tender:

                  (i) shall be delivered to the Paying Agent at its principal corporate trust office and be in form satisfactory to the Paying Agent;

                  (ii) shall state (A) the principal amount of the Tax Exempt Bond to which the notice relates, (B) that the Registered Owner irrevocably demands purchase of such Bond or a specified portion thereof in an amount equal to the lowest denomination then authorized pursuant to Section 2.2 hereof or a whole multiple of such lowest denomination, (C) the date on which such Bond or portion is to be purchased, (D) and payment instructions with respect to the purchase price; and

                  (iii) shall automatically constitute (A) an irrevocable offer to sell the Tax Exempt Bond (or portion thereof) to which the notice relates on the purchase date at a price equal to the principal amount of such Bond (or portion thereof) plus, with respect to Tax Exempt Bonds bearing interest at a Daily Rate or a Weekly Rate, any interest thereon accrued and unpaid as of the purchase date, (B) an irrevocable authorization and instruction to the Paying Agent to effect transfer of such Bond (or portion thereof) upon payment of such price to the Paying Agent on the purchase date, (C) an irrevocable authorization and instruction to the Paying Agent to effect the exchange of the Tax Exempt Bond to be purchased in whole or in part for other Tax Exempt Bonds in an equal aggregate principal amount so as to facilitate the sale of such Bond (or portion thereof to be purchased), and (D) an acknowledgment that such Registered Owner will have no further rights with respect to such Bond (or portion thereof) upon payment of the purchase price thereof to the Paying Agent on the purchase date, except for the right of such Registered Owner to receive such purchase price upon surrender of such Bond to the Paying Agent. The determination of the Paying Agent as to whether a notice of tender has been properly delivered pursuant to the foregoing shall be conclusive and binding upon the Registered Owner.

         (c) Bonds to be Remarketed. Not later than 11:00 a.m., New York City time, on the Business Day immediately following the date of receipt of any notice of tender (or immediately upon such receipt, in the case of Tax Exempt Bonds bearing interest at Daily Rates), the Paying Agent shall notify, by telephone, promptly confirmed in writing, in the case of a Daily or Weekly Rate, and in writing by facsimile to the Remarketing Agent in all other cases, the Company and the Remarketing Agent of the principal amount of Tax Exempt Bonds (or portions thereof) to be purchased and the date of purchase.

         (d) Remarketing of Tendered Tax Exempt Bonds. Unless otherwise instructed by the Company, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for all Bonds or portions thereof for which notice of tender has been received pursuant to Section 4.1(b) above at a Purchase Price of 100% of the principal amount thereof, plus accrued interest, if any, on the ensuing purchase dates. The terms of any sale by the Remarketing Agent shall provide for the payment of the Purchase Price for tendered Tax Exempt Bonds by the Remarketing Agent to the Paying Agent (in exchange for new registered Bonds) (i) in immediately available funds at or before 2:15 p.m., New York City time, on the purchase date, in the case of Tax Exempt Bonds bearing interest at Daily Rates,
(ii) in immediately available funds at or before 12:00 noon, New York City time, on the purchase date, in the case of Tax Exempt Bonds bearing interest at Weekly, Monthly or Quarterly Rates and (iii) in next day funds at or before 12:00 noon, New York City time, on the purchase date, in the case of Tax Exempt Bonds bearing interest at Semiannual or Term Rates. Notwithstanding the foregoing, the Remarketing Agent shall not sell any Tax Exempt Bond as to which a notice of conversion from one type of Rate Period to another Rate Period has been given by the Paying Agent unless the Remarketing Agent has advised the Person to whom the sale is made of such conversion.

         (e)      Purchase of Tendered Tax Exempt Bonds.

                  (i) Notice. At or before 3:00 p.m., New York City time, on the Business Day immediately preceding the date fixed for purchase of tendered Tax Exempt Bonds (or 12:45 p.m., New York City time, on the purchase date in the case of Tax Exempt Bonds bearing interest at Daily Rates), the Remarketing Agent shall give notice by telephone, telegram, telecopy, telex, or other similar communication to the Paying Agent of the principal amount of tendered Tax Exempt Bonds which were remarketed. Not later than 5:00 p.m. (or 1:30 p.m., in the case of Tax Exempt Bonds bearing interest at Daily Rates), New York City time, on the date of receipt of such notice the Paying Agent shall give notice by telephone, telegram, telecopy, or other similar communication to the Company, specifying the principal amount of tendered Tax Exempt Bonds as to which the Remarketing Agent has not found a purchaser at that time. At or before 3:00 p.m., New York City time, on the Business Day prior to the purchase date to the extent known to the Remarketing Agent, but in any event, no later than 11:00 a.m. (or 1:00 p.m., in the case of Tax Exempt Bonds bearing interest at Daily Rates), New York City time, on the date fixed for purchase (or two Business Days prior to the date fixed for purchase in the event tendered Tax Exempt Bonds bear interest at Semiannual or Term Rates), the Remarketing Agent shall give notice to the Paying Agent by telephone (promptly confirmed in writing) of the names, addresses and taxpayer identification numbers of the purchasers, the denominations of Tax Exempt Bonds to be delivered to each purchaser and, if available, payment instructions for regularly scheduled interest payments, or of any changes in any such information previously communicated.

                  (ii) Sources of Payments. The Remarketing Agent shall cause to be paid to the Paying Agent on the date fixed for purchase of tendered Tax Exempt Bonds, all amounts representing proceeds of the remarketing of such Bonds, such payments to be made in the manner and at the time specified in Section 4.1(d) above. If such amounts, plus all other amounts received by the Paying Agent for the purchase of tendered Tax Exempt Bonds, are not sufficient to pay the principal amount thereof plus the accrued and unpaid interest thereon (if any) to the purchase date, the Paying Agent shall immediately notify the Trustee and the Company of any deficiency. The Company shall deliver or cause to be delivered to the Paying Agent (A) immediately available funds in an amount equal to such deficiency prior to 2:15 p.m., New York City time, on the date set for purchase of tendered Tax Exempt Bonds bearing interest at Daily Rates, (B) immediately available funds in an amount equal to such deficiency prior to 12:00 noon, New York City time, on the date set for purchase of tendered Tax Exempt Bonds bearing interest at Weekly, Monthly or Quarterly Rates, and (C) next day funds in an amount equal to such deficiency prior to 12:00 noon, New York City time, on the date set for purchase of tendered Tax Exempt Bonds bearing interest at Semiannual or Term Rates. All moneys received by the Paying Agent as remarketing proceeds and additional amounts, if any, received from the Company shall be deposited by the Paying Agent in a special trust account to be used solely for the payment of the purchase price of tendered Tax Exempt Bonds and shall not be commingled with other funds held by the Paying Agent or the Trustee.

                  (iii) Payments by the Paying Agent. On the date set for purchase of tendered Tax Exempt Bonds, and upon receipt by the Paying Agent of 100% of the aggregate Purchase Price of the tendered Tax Exempt Bonds, and at or before 3:00 p.m., New York City time, the Paying Agent shall pay the purchase price of such Bonds to the Registered Owners thereof. Such payments shall be made in immediately available funds (or by wire transfer) unless the Tax Exempt Bonds bear interest at Semiannual or Term Rates, in which event such payments shall be made in next day funds. The Paying Agent shall apply in order
         (A) moneys paid to it by the Remarketing Agent as proceeds of the remarketing of such Tax Exempt Bonds by the Remarketing Agent, and (B) other moneys made available by the Company. If sufficient funds are not available for the purchase of all tendered Tax Exempt Bonds, no purchases shall be consummated, all as further set forth in Section 4.5 hereof.

                  (iv) Registration and Delivery of Tendered or Purchased Tax Exempt Bonds. On the date of purchase, the Paying Agent shall register and deliver (or hold) all Tax Exempt Bonds purchased on any purchase date as follows: (A) Tax Exempt Bonds purchased or remarketed by the Remarketing Agent shall be registered and made available to the Remarketing Agent by 2:15 p.m., New York City time, in accordance with the instructions of the Remarketing Agent; and (B) Tax Exempt Bonds purchased with amounts provided by the Company shall be registered in the name of the Company and shall be held in trust by the Paying Agent on behalf of the Company and shall not be released from such trust unless the Paying Agent shall have received written instructions from the Company.

                  (v) Resale of Tax Exempt Bonds Purchased by the Company. If any Tax Exempt Bonds are registered to the Company pursuant to subparagraph (iv) above, to the extent requested by the Company, the Remarketing Agent shall offer for sale and use its best efforts to sell such Tax Exempt Bonds at a price approved by the Company within 30 days of the purchase by the Company of such Bonds. No such Bonds held by the

         Company for more than 30 days shall be remarketed without a Favorable Opinion of Bond Counsel.

                  (vi) Delivery of Tax Exempt Bonds; Effect of Failure to Surrender Tax Exempt Bonds. All Tax Exempt Bonds to be purchased on any date shall be required to be delivered to the principal corporate trust office of the Paying Agent at or before (A) 1:00 p.m., New York City time, on the purchase date in the case of Tax Exempt Bonds bearing interest at Daily Rates; (B) 12:00 noon, New York City time, on the purchase date in the case of Bonds bearing interest at Weekly, Monthly or Quarterly Rates; or (C) 5:00 p.m., New York City time, on the second
         (2nd) Business Day prior to the purchase date in the case of Bonds bearing interest at Semiannual or Term Rates, except for Tax Exempt Bonds delivered by or on behalf of an Investment Company in accordance with Section 4.6 hereof which may be delivered by 3:00 p.m., New York City time, on the purchase date. If the Registered Owner of any Tax Exempt Bond (or portion thereof) that is subject to purchase pursuant to this Section fails to deliver such Bond to the Paying Agent for purchase on the purchase date, and if the Paying Agent is in receipt of the purchase price therefor, such Tax Exempt Bond (or portion thereof) shall nevertheless be deemed purchased on the day fixed for purchase thereof and ownership of such Tax Exempt Bond (or portion thereof) shall be transferred to the purchaser thereof as provided in subsection
         (e)(iv) above. Any Registered Owner who fails to deliver such Tax Exempt Bond for purchase shall have no further rights thereunder except the right to receive the purchase price thereof upon presentation and surrender of said Bond to the Paying Agent. The Paying Agent shall, as to any tendered Tax Exempt Bonds which have not been delivered to it
         (i) promptly notify the Remarketing Agent of such nondelivery and (ii) place a stop transfer against an appropriate amount of Tax Exempt Bonds registered in the name of such Registered Owner(s) on the bond registration books. The Paying Agent shall place such stop(s) commencing with the lowest serial number Tax Exempt Bond registered in the name of such Registered Owner(s) until stop transfers have been placed against an appropriate amount of Tax Exempt Bonds until the appropriate tendered Tax Exempt Bonds are delivered to the Paying Agent. Upon such delivery, the Paying Agent shall make any necessary adjustments to the bond registration books. On the tender date, the Paying Agent shall authenticate and deliver substitute Tax Exempt Bonds in lieu of such undelivered Bonds.

         SECTION 4.2.         Tender During Taxable or Flexible Rate Periods.

         (a) Purchase Dates. Each Bond bearing interest at a Taxable or Flexible Rate shall be subject to mandatory tender for purchase, on the day immediately succeeding the last day of each Taxable or Flexible Rate Period applicable to such Bond at a purchase price equal to 100% of the principal amount thereof, plus interest accrued during such Taxable or Flexible Rate Period. Each Taxable or Flexible Rate Period and mandatory tender date for a Bond shall be established on the date of purchase of such Bond as hereinafter provided. The Registered Owner of any Bond bearing interest at a Taxable or Flexible Rate and tendered for purchase as provided in this Section 4.2(a) shall provide the Paying Agent with payment instructions for the purchase price of its Bond upon tender thereof to the Paying Agent.

         (b) Remarketing of Tendered Bonds. Not later than 12:00 noon, New York City time, on each purchase date, the Remarketing Agent shall offer for sale and use its best efforts to find purchasers for all Bonds bearing interest at Taxable or Flexible Rates required to be purchased on such purchase date at a Purchase Price of 100% of the principal amount thereof, plus accrued interest, if any, on the ensuing purchase dates. In remarketing the Bonds, the Remarketing Agent shall offer and accept purchase commitments for the Bonds for such Taxable or Flexible Rate Periods and at such Taxable or Flexible Rates as it deems to be advisable in order to minimize the net interest cost on the Bonds taking into account prevailing market conditions; provided, however, that the foregoing shall not prohibit the Remarketing Agent from accepting purchase commitments for longer Taxable or Flexible Rate Periods (and at higher Taxable or Flexible Rates) than are otherwise available at the time of any remarketing if the Remarketing Agent determines that, taking into account prevailing market conditions, a lower net interest cost on the Bonds can be achieved over the longer Taxable or Flexible Rate Period; provided, however, that, notwithstanding the foregoing, no Taxable or Flexible Rate Period may be established which exceeds 270 days and provided further that, if the Remarketing Agent has given or received notice of conversion of any Bond to a Variable Rate Period or Fixed Rate Period, the Remarketing Agent shall not establish a Taxable or Flexible Rate Period for the Bonds to be converted which exceeds the remaining number of days prior to the Conversion Date. The terms of any sale by the Remarketing Agent shall provide for the authorization of the payment of the purchase price by the Remarketing Agent to the Paying Agent in immediately available funds in exchange for Bonds registered in the name of the new Registered Owner delivered by the Paying Agent to the Remarketing Agent at or before 2:15 p.m., New York City time, on the purchase date. Such payment by the Remarketing Agent pursuant to authorization shall be made no later than 3:00 p.m., New York City time, on such date.

         (c) Purchase of Tendered Bonds. The provisions of Section 4.1(e) shall apply to tenders pursuant to this Section 4.2, provided that, for the purpose of so applying such provisions:

                  (i) The notices required pursuant to Section 4.1(e)(i) shall be given on the purchase date at or before (A) 1:00 p.m., New York City time, in the case of the notice from the Remarketing Agent as to the principal amount of Bonds remarketed and information concerning the purchasers of the Bonds and (B) 1:30 p.m., New York City time, in the case of the notice from the Paying Agent of the principal amount of Bonds tendered as to which the Remarketing Agent has not found a purchaser at that time.

                  (ii) the manner and time of payment of remarketing proceeds shall be as specified in Section 4.2(b) above;

                  (iii) all payments to tendering Registered Owners shall be paid in immediately available funds at or before 3:00 p.m., New York City time, on the purchase date; and

                  (iv) the deliveries of Bonds under Section 4.2(a) shall be required to be made at or before 3:00 p.m., New York City time, on each purchase date.

         SECTION 4.3. Tender Upon Variable, Taxable or Flexible Rate Conversion.

         (a) Conversions to Variable Rate Periods. Bonds to be converted pursuant to Section 3.2(h), 3.2(i) or 3.5(b) hereof, from Taxable or Flexible Rate Periods to a Variable Rate Period or from any Variable Rate Period to a different type of Variable Rate Period (other than Tax Exempt Bonds to be converted from a Weekly Rate Period to a Daily Rate Period or from a Daily Rate Period to a Weekly Rate Period) or from a Term Rate Period to a Term Rate Period of a different duration shall be subject to mandatory tender on such date at a purchase price equal to the principal amount thereof plus accrued interest, if any.

         (b) Conversion to Flexible Rate Periods From Variable Rate Periods. On any Flexible Rate Conversion Date pursuant to Section 3.3(b) hereof, the Tax Exempt Bonds are subject to mandatory tender for purchase on the applicable Conversion Date at a purchase price equal to the principal amount thereof plus accrued interest, if any.

         (c) Notice to Registered Owners. Any notice of a Conversion Date given to Registered Owners pursuant to Section 3.2(h)(iii), 3.2(i), 3.3(b)(iii) or 3.5(b) hereof shall, in addition to the requirements of such Section, state whether the Bonds to be converted will be subject to mandatory tender for purchase on the Conversion Date and the time and place at which Bonds are to be tendered for purchase.

         (d) Remarketing. The Remarketing Agent shall offer for sale and use its best efforts to find purchasers for the Bonds. The terms of any sale by the Remarketing Agent shall provide for the payment of the purchase price of tendered Bonds by the Remarketing Agent to the Paying Agent in immediately available funds (or next day funds if Bonds are converted from a Semiannual or Term Rate Period) at or before 12:00 noon, New York City time, on the Conversion Date (or 2:15 p.m., New York City time, in the case of conversion from a Daily Rate or Weekly Rate or by 3:00 p.m., New York City time, as provided in Section 4.2(b) in the case of conversion from Taxable or Flexible Rates).

         (e) Purchase of Tendered Bonds. The provisions of Section 4.1(e) shall apply to tenders pursuant to this Section 4.3 with respect to Tax Exempt Bonds bearing interest at Variable Rates; provided that, for the purpose of applying such provisions:

                  (i) the notices required pursuant to Section 4.1(e)(i) shall be given as therein described, except that the provisions relating specifically to Tax Exempt Bonds bearing interest at Daily Rates shall be disregarded;

                  (ii) the manner and time of payment of remarketing proceeds referred to in Section 4.1(e)(ii) shall be as specified in subsection
         (d) above;

                  (iii) all payments to tendering Registered Owners referred to in Section 4.1(e)(iii) shall be made in immediately available funds unless the Tax Exempt Bonds to be purchased bear interest at Semi-annual or Term Rates, in which event such payments shall be made in next day funds; and

                  (iv) the deliveries of Bonds under Section 4.1(e)(vi) shall be required to be made at or before 12:00 noon New York City time (or 1:00 p.m. New York City time, in the case of Bonds bearing interest at Daily Rates or 3:00 p.m., New York City time in the case of Bonds bearing interest at Flexible Rates) on the Conversion Date (or 5:00 p.m., New York City time, on the second (2nd) Business Day prior to the Conversion Date in the case of Bonds bearing interest at Semiannual or Term Rates).

         The provisions of Section 4.2(c) shall apply to tenders pursuant to this Section 4.3 with respect to Bonds bearing interest at Taxable or Flexible Rates.

         SECTION 4.4.         Tender Upon Fixed Rate Conversion.

         (a) Mandatory Tender Upon Conversion. Any Tax Exempt Bonds to be converted to bear interest at the Fixed Rate pursuant to Section 3.4 hereof shall be subject to mandatory tender for purchase on the Fixed Rate Conversion Date at a price equal to the principal amount thereof.

         (b) Notice to Registered Owners. The Paying Agent shall give notice of conversion to Registered Owners affected thereby stating that the Tax Exempt Bonds to be converted will be subject to mandatory tender for purchase on the Conversion Date and the time and place at which the Tax Exempt Bonds are to be tendered for purchase.

         (c) Remarketing. The Remarketing Agent shall offer for sale and use its best efforts to find purchasers for the Tax Exempt Bonds; provided that, in no event shall the Remarketing Agent sell any such Bond to any Person unless the Remarketing Agent has advised such Person of the fact that, after the Fixed Rate Conversion Date, the Tax Exempt Bonds will no longer be subject to tender at the option of the Registered Owner. The terms of any sale by the Remarketing Agent shall provide for the payment of the purchase price to the Paying Agent of the tendered Tax Exempt Bonds in immediately available funds (or next day funds in the event of a conversion from a Semiannual Rate or Term Rate) at or before 12:00 noon, New York City time, or 2:15 p.m., New York City time, if the conversion is from Daily or Weekly Rates or

3:00 p.m., New York City time, as described in Section 4.2(b) upon conversions from Flexible Rates on the Fixed Rate Conversion Date.

         (d) Purchase of Tendered Bonds. The provisions of Section 4.1(e) shall apply to mandatory tenders pursuant to this Section 4.4; provided that, for the purpose of so applying such provisions:

                  (i) the notices required pursuant to Section 4.1(e)(i) shall be given as therein described, except that the provisions relating specifically to Tax Exempt Bonds bearing interest at Daily Rates shall be disregarded;

                  (ii) the manner and time of payment of remarketing proceeds referred to in Section 4.1(e)(ii) shall be as specified in subsection
         (c) above; and

                  (iii) the deliveries of Tax Exempt Bonds under Section 4.1(e)(vi) shall be required to be made at or before 12:00 noon, New York City time (or 1:00 p.m., New York City time, in the case of Tax Exempt Bonds bearing interest at Daily Rates or 3:00 p.m., New York City time in the case of Tax Exempt Bonds bearing interest at Flexible Rates) on the Conversion Date (or 5:00 p.m., New York City time, on the second (2nd) Business Day prior to the Conversion Date in the case of Bonds bearing interest at Semiannual or Term Rates).

         SECTION 4.5. Inadequate Funds for Tenders. If the funds available for purchases of Bonds pursuant to this Article IV are inadequate for the purchase of all Bonds tendered on any purchase date, the Paying Agent shall, after any applicable grace period: (a) return all tendered Bonds to the Registered Owners thereof; (b) return all moneys received for the purchase of such Bonds to the Persons providing such moneys; and (c) notify the Trustee of the return of such Bonds and moneys and the failure to make payment for tendered Bonds.

         SECTION 4.6. Tenders or Waivers by Investment Companies. The Registered Owner of any Bond issued hereunder that is an Investment Company, or is holding Bond(s) on behalf of an Investment Company, may, at its option, notify the Remarketing Agent and the Paying Agent of such fact in writing and in such notice irrevocably elect or offer on the purchase date to have its Bond(s) purchased on the next date on which such Bond(s) may be purchased pursuant to
Section 4.1 hereof. The notice from the purchaser shall contain the information required under Section 4.1(b) hereof. Any notice delivered by an Investment Company with respect to its Bond(s) shall be irrevocable with the same effect described in Section 4.1(b)(iii).

         SECTION 4.7. Notice from Beneficial Owners. Upon receipt by the Paying Agent of a notice of tender as described in this Article from any Beneficial Owner of the Bonds, the Paying Agent shall notify, by telephone, promptly confirmed in writing, in the case of a Daily or Weekly Rate, and in writing by facsimile in all other cases, the Remarketing Agent of the receipt by the Paying Agent of such notice of tender.

                                    ARTICLE V

                            DEPOSIT OF BOND PROCEEDS

         SECTION 5.1. Deposit of Proceeds of Bonds. The proceeds of the Bonds delivered to the Trustee pursuant to Section 2.1 hereof shall be applied by the Trustee as follows:

         (a) in the Debt Service Fund, established pursuant to Section 6.1 hereof, a sum equal to the accrued interest, if any, paid by the initial purchasers of the Bonds, and

         (b) in the Construction Fund, established pursuant to Section 6.1 hereof, the balance of the proceeds received from the initial purchaser(s) of the Bonds.

                                   ARTICLE VI
                       DEBT SERVICE FUND, REDEMPTION FUND
                              AND CONSTRUCTION FUND

         SECTION 6.1. Establishment of Funds and Accounts. The Issuer hereby establishes with the Trustee the Debt Service Fund, the Redemption Fund and the Construction Fund.

         SECTION 6.2. Debt Service Fund. The Trustee shall maintain the Debt Service Fund as follows:

         (a) The Trustee shall deposit into the Debt Service Fund all payments received pursuant to Section 5.4 of the Agreement.

         (b) Moneys on deposit in the Debt Service Fund shall be transferred to the Paying Agent on or before each Interest Payment Date, principal maturity date or redemption date for the payment, when due, of (i) the interest payable on any Bonds on any Interest Payment Date or mandatory redemption date pursuant to Section 8.1 hereof, and (ii) the principal or redemption price payable on any Bonds at maturity or upon mandatory redemption or acceleration.

         SECTION 6.3. Redemption Fund. The Trustee shall deposit into the Redemption Fund such amounts as are received from the Company pursuant to
Section 5.9 of the Agreement, if the Company specifies that such moneys are to be used for redemption of Bonds in advance of their scheduled maturity pursuant to the provisions of this Indenture. Moneys in the Redemption Fund shall be applied to the Optional, Extraordinary Optional, or Special Mandatory Redemption of Bonds pursuant to Article VIII hereof. So long as any moneys are on deposit in the Redemption Fund, the Trustee shall provide the Company with quarterly statements of all activity in the Redemption Fund.

         SECTION 6.4. Return of Moneys from Non-Presentment of Bonds. If any Bond shall not be presented for payment when the principal thereof becomes due, either at maturity, at the date fixed for redemption thereof, or otherwise is not thereafter presented for payment, or is not delivered for purchase on the purchase date, any funds which shall be held for such purchase by the Trustee or the Paying Agent and which remain unclaimed by the Owner of the Bond not presented for payment for a period of two (2) years after such due date thereof, shall, upon request in writing by the Company, and subject to applicable unclaimed property or similar law of the State, be paid to the Company as an overpayment of the Installment Sale Payments under the Agreement free of any trust or lien and thereafter the Registered Owner of such Bond shall look only to the Company for payment without any interest thereon, and neither the Trustee nor the Paying Agent shall have any further responsibility with respect to such moneys. The Trustee shall notify the Company in writing of such amounts on deposit for more than two (2) years. Any amount so retained by the Trustee shall be invested in an interest bearing demand deposit account and the earnings thereon shall be returned to the Company. In the event any funds are paid to the Company under the preceding sentence, the Trustee or the Paying Agent shall at the time of payment to the Company of such funds also notify the Company of the numbers of the Bonds that have not been presented for payment and the names of the Owners thereof. In addition, if at any time after there are no longer any Bonds Outstanding the Trustee determines that the amounts on deposit in the Funds and accounts created under this Indenture are in excess of the amounts necessary to pay the Bond Obligations, the Trustee shall pay such excess to the Company as an overpayment of Installment Sale Payments under the Agreement free of any trust or lien.

         SECTION 6.5.         Reserved.

         SECTION 6.6. Construction Fund. The proceeds of the sale of the Bonds, except accrued interest thereon, shall be deposited by the Trustee in the Construction Fund and shall be used to pay Facilities Costs (including Costs of Issuance) as provided in Section 3.2 of the Agreement. Any amounts remaining after delivery of the Completion Certificate shall be used by the Trustee as provided in Section 3.2 of the Agreement.

         SECTION 6.7. Moneys to be Held for All Registered Owners, With Certain Exceptions. Until applied as herein provided, moneys and investments held in all Funds and accounts established hereunder shall be held in trust for the benefit of the Registered Owners of all Outstanding Bonds, except that on and after the date on which the interest on or principal or redemption price of any particular Bond or Bonds is due and payable from the Debt Service Fund or Redemption Fund, the unexpended balance of the amount deposited or reserved in either or both of such Funds for the making of such payments shall, to the extent necessary therefor, be held for the benefit of the Registered Owner or Registered Owners entitled thereto.

         SECTION 6.8. Additional Accounts and Subaccounts. At the written request of the Company, the Trustee shall establish and maintain additional accounts within the Funds or subaccounts within the accounts established hereunder as the Company may reasonably request; provided that (a) in each case, the written request of the Company shall set forth in reasonable detail the sources of deposits into and disbursements from the account or subaccount to be established, (b) in each case, the sources of deposits into and disbursements from the account or subaccount to be established shall be limited to the sources of deposits permitted or required to be made into and the disbursements permitted or required to be made from the fund or account within which it is to be established, and (c) each additional account or subaccount established hereunder shall be held in trust for the benefit of the Registered Owners of all Outstanding Bonds, except as provided in Section 6.7 hereof.

                                   ARTICLE VII

                      INVESTMENTS; ARBITRAGE BOND COVENANT

         SECTION 7.1. Investment of Funds. Pending disbursement of the amounts on deposit in any Fund, the Trustee is hereby directed to invest and reinvest such amounts in Investment Securities promptly upon receipt of, and, subject to the limitations set forth in this Article, in accordance with the instructions of the Company. All such investments shall be credited to the Fund from which the money used to acquire such investments shall have come, and all income and profits on such investments shall be credited to, and all losses thereon shall be charged against, such Fund. As amounts invested are needed for disbursement from any Fund, the Trustee shall cause a sufficient amount of the investments credited to that Fund to be redeemed or sold and converted into cash to the credit of that Fund. The Trustee shall not be liable or responsible for any loss resulting from any such investment or reinvestment as herein authorized; except that the Trustee shall be liable for any loss resulting from its willful or negligent failure, within a reasonable time after receiving the direction from the Company to make any investment or reinvestment in the manner provided for herein at the Company's direction. If the Trustee is unable, after reasonable effort and within a reasonable time, to make any such investment or reinvestment, it shall so notify in writing the Company and thereafter the Trustee shall be relieved of all responsibility with respect thereto.

         The Company by its execution of the Agreement covenants to restrict the investment of money in the Funds created under this Indenture in such manner and to such extent, if any, as may be necessary, so that the Tax Exempt Bonds will not constitute arbitrage bonds under Section 148 of the Code and the Regulations, and the Trustee hereby agrees to comply with the Company's instructions with respect to the investment of money in the Funds created under this Indenture.

         SECTION 7.2. Arbitrage Covenant. With respect to the authority to invest funds granted in this Indenture, the Issuer and the Trustee hereby covenant with the Bondholders that, subject to the Company's direction of the investment of funds, they will make no use of the proceeds of the Tax Exempt Bonds, or any other funds which may be deemed to be proceeds of the Tax Exempt Bonds pursuant to Section 148 of the Code, which would cause the Tax Exempt Bonds to be "arbitrage bonds" within the meaning of such Section.

         The Trustee shall provide such information as the Company may request to enable the Company to calculate the amount of gross earnings on the Debt Service Fund.

         SECTION 7.3. Covenants Regarding Tax Exemption. The Issuer covenants to refrain from any action which would adversely affect, or to take such action as is reasonable and available and within its control to assure, the treatment of the Tax Exempt Bonds as obligations described in Section 103 of the Code, and to assure with respect to the Tax Exempt Bonds that the interest on such Tax Exempt Bonds will not be includable in the "gross income" of the holder (other than the income of a "substantial user" of the Facilities or a "related person" within the meaning of Section 147(a) of the Code) for purposes of federal income taxation.

                                  ARTICLE VIII

                               REDEMPTION OF BONDS

         SECTION 8.1. Bonds Subject to Redemption. The Bonds shall be subject to redemption prior to maturity as set forth below:

         (a) Optional Redemption. Bonds shall be subject to redemption at the option of the Issuer, in whole or in part, at the direction of the Company, from funds available for such purpose in the Redemption Fund, as follows:

                  (i) If the Bonds bear interest at Taxable, Flexible, Daily, Weekly, Monthly, Quarterly or Semiannual Rates, the Bonds shall be subject to Optional Redemption on any Interest Payment Date at an Optional Redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date.

                  (ii) After conversion to the Fixed Rate or if the Bonds bear interest at a Term Rate, the Bonds shall be subject to Optional Redemption at any time on and after the dates and at the Optional Redemption prices set forth below, together with accrued interest, if any, to the redemption date:

================================================================================================
             Length of Term Rate Period
                or Years to Maturity
             After Fixed Rate Conversion                                  Redemption Prices
------------------------------------------------------------------------------------------------
Greater than 13                                         After 10 years at 102%, declining by
                                                        1/2 of 1% every 12 months to 100%
------------------------------------------------------------------------------------------------
Less than or equal to 13 and greater                    After 5 years at 102%, declining by1/2
than 10                                                 of 1% every 12 months to 100%
------------------------------------------------------------------------------------------------
Less than or equal to 10 and greater                    After 4 years at 101 1/2%, declining by
than 7                                                  1/2 of 1% every 6 months to 100%
------------------------------------------------------------------------------------------------
Less than or equal to 7 and greater                     After 3 years at 101%, declining by1/2
than 4                                                  of 1% every 6 months to 100%
------------------------------------------------------------------------------------------------
Less than or equal to 4 and greater                     After 2 years at 100 1/2%, declining by
than 3                                                  1/2 of 1% every 6 months to 100%
------------------------------------------------------------------------------------------------
Less than or equal to 3 and greater                     After 1 year at 100 1/2%, declining by
than 2                                                  1/2 of 1% every 6 months to 100%
------------------------------------------------------------------------------------------------
Less than or equal to 2 and greater                     After 1 year at 100%
than 1
------------------------------------------------------------------------------------------------
Less than or equal to 1                                 Nonredeemable
================================================================================================


         Notwithstanding the Optional Redemption provisions stated in (ii) above, such redemption provisions may be revised by the Remarketing Agent in connection with a conversion to a Term Rate Period or a Fixed Rate Period upon delivery by the Company of a Favorable Opinion of Bond Counsel in form satisfactory to the parties. In determining any revisions to the Optional Redemption provisions, the Remarketing Agent shall take into account redemption provisions and call protection for securities having an investment quality which is, in the judgment of the Remarketing Agent, approximately the same as the Bonds.

         (b) Extraordinary Optional Redemption. Bonds shall be subject to redemption at the direction of the Company in whole or in part at any time, as described below, at an Extraordinary Optional Redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date, if one or more of the following events shall have occurred:

                  (i) Damage or destruction to the Plant or the Facilities to such extent that in the opinion of the Company's board of directors (expressed in a resolution) filed with the Issuer and the Trustee: (1) the Plant or the Facilities, as the case may be, cannot be reasonably repaired, rebuilt or restored within a period of six months to their condition immediately preceding such damage or destruction, or (2) the Company is thereby prevented from carrying on its normal operations at the Plant for a period of six months; or

                  (ii) Loss of title to or use of a substantial part of the Plant or the Facilities as a result of the exercise of the power of eminent domain which, in the opinion of the Company's board of directors (expressed in a resolution) filed with the Issuer and the Trustee, results or is likely to result in the Company being thereby prevented from carrying on its normal operations therein for a period of six months; or

                  (iii) Any event occurs which, in the opinion of the Company's board of directors (expressed in a resolution), renders the Facilities or the Plant so uneconomical that they or it are abandoned.

         (c) Special Mandatory Redemption. The Bonds, other than Taxable Bonds, are subject to Special Mandatory Redemption prior to maturity not later than 180 days after the occurrence of a Determination of Taxability at a redemption price equal to 100% of the principal amount thereof, plus accrued interest to the redemption date. Any such Special Mandatory Redemption shall be in whole unless the Trustee receives an opinion of Bond Counsel that the interest on an amount less than all the Bonds (other than Taxable Bonds) is so includable in the gross income of Registered Owners, in which case only such amount need be redeemed.

         If the Trustee receives written notice from any Registered Owner stating that (i) the Registered Owner has been notified in writing by the Internal Revenue Service that it proposes to include the interest on any Bond (other than Taxable Bonds) in the gross income of such Registered Owner for the reasons stated in the definition of "Determination of Taxability" set forth herein or any other proceeding has been instituted against such Registered Owner which may lead to a Final Determination, and (ii) such Registered Owner will afford the Company the opportunity to contest the same, either directly or in the name of the Registered Owner, and until a conclusion of any appellate review, if sought, and the Trustee is satisfied that such information is accurate, then the Trustee shall promptly give notice thereof to the Company and the Issuer and to the Registered Owners of all Bonds (other than Taxable Bonds) then Outstanding. The Trustee shall thereafter coordinate any similar requests or notices it may have received from other Registered Owners and shall keep informed of the progress of any administrative proceedings or litigation. If a final determination thereafter occurs, the Trustee shall make demand for prepayment of the unpaid Installment Sale Payments under the Agreement or necessary portions thereof from the Company and give notice of the Special Mandatory Redemption of the appropriate amount of Bonds (other than Taxable Bonds) on the earliest practicable date within the required period of 180 days. In taking any action or making any determination under this Section 8.1(c), the Trustee may rely on an opinion of counsel.

         SECTION 8.2. Selection of Bonds for Redemption. If fewer than all Bonds subject to redemption are to be redeemed, Bonds shall be selected for redemption in the following manner:

                  (a) In the case of any Optional, Extraordinary or Special Mandatory Redemption, Bonds shall be selected by the Paying Agent for redemption (i) first, by lot, from Bonds subject to such redemption (other than Bonds owned by the Company), and (ii) second, from Bonds subject to such redemption owned by the Company.

                  (b) In the case of Bonds of varying denominations, each Bond shall be treated as representing that number of Bonds which is obtained by dividing the face amount thereof by the smallest authorized denomination.

         SECTION 8.3. Notice of Redemption. The Company shall deliver notice by first class mail to the Issuer, the Trustee and the Paying Agent of its intention to prepay the amounts due under the Agreement and cause the Bonds to be called for Extraordinary, Optional or Special Mandatory Redemption at least 45 days (20 days with respect to Bonds bearing interest at the Daily Rate or Weekly Rate) prior to the proposed redemption date, except that no prior notice from the Company shall be necessary in connection with a Special Mandatory Redemption of Bonds due to the occurrence of a Determination of Taxability. The Paying Agent shall cause notice of any redemption of Bonds hereunder, which notice shall be prepared by the Company, to be mailed to the Registered Owners of all Bonds to be redeemed at the registered addresses appearing in the registration books kept for such purpose pursuant to Article II hereof. Each such notice shall (i) be mailed by first class mail at least 30 days (15 days in the case of Bonds bearing interest at the Daily Rate or Weekly Rate) prior to the redemption date, (ii) identify the Bonds to be redeemed (specifying the CUSIP numbers, if any, assigned to the Bonds), (iii) specify the redemption date and the redemption price, and (iv) state that on the redemption date the Bonds called for redemption will be payable at the principal corporate trust office of the Paying Agent, that from that date interest will cease to accrue, and that no representation is made as to the accuracy or correctness of the CUSIP numbers printed therein or on the Bonds. No defect affecting any Bond, whether in the notice of redemption or mailing thereof (including any failure to mail such notice), shall affect the validity of the redemption proceedings for any other Bonds. In addition, the Paying Agent shall give notice of redemption of Bonds by mail, first-class postage prepaid at least thirty (30) days (fifteen
(15) days in the case of Bonds bearing interest at the Daily or Weekly Rate) prior to a redemption date to each registered securities depository and to any national information service that disseminates redemption notices. Any notice sent to registered securities depositories or such national information services shall be sent so that they are received at least two (2) days prior to the general mailing or publication date of such notice. The Paying Agent shall also send a notice of prepayment or redemption by first class mail to the Registered Owner of any Bond who has not sent the Bonds in for redemption sixty (60) days after the redemption date.

         SECTION 8.4. Effect of Redemption. If payment of the redemption price of the Bonds has been duly provided for on the redemption date, then interest will cease to accrue, and the Registered Owners will have no rights with respect to such Bonds nor will they be entitled to the benefits of the Indenture except to receive payment of the redemption price thereof and unpaid interest accrued to the date fixed for redemption.

                                   ARTICLE IX

                   REPRESENTATIONS AND COVENANTS OF THE ISSUER

         SECTION 9.1. General Limitation; Issuer's Representation. The representations and covenants of the Issuer herein and in any proceeding, document or certification incidental to issuance of the Bonds shall not create a pecuniary liability of the Issuer, except to the extent of the Trust Estate, or the State in any event. The Issuer represents and covenants that it has made no pledge, assignment or other conveyance of its rights, title and interest in the Trust Estate except to the Trustee as provided herein.

         SECTION 9.2. Payment of Bonds and Performance of Covenants. The Issuer shall, but only out of the Revenues, promptly pay the principal of, premium, if any, and interest on the Bonds at the place, on the dates and in the manner provided in the Bonds. The Issuer shall promptly perform and observe all of its other covenants, undertakings and obligations set forth in the Financing Documents.

         SECTION 9.3. Enforcement of the Agreement. Subject to Section 9.4 hereof, the Trustee may enforce against the Company or any Person any rights of the Issuer or obligations of the Company under or arising from the Bonds or the Agreement, whether or not the Issuer is in default hereunder or under the Bonds, but the Trustee shall not be deemed to have thereby assumed the obligations of the Issuer under the Agreement. The Issuer shall fully cooperate with the Trustee in the enforcement by the Trustee of any such rights.

         At the request of the Trustee and upon provision for reasonable indemnification to the Issuer, the Issuer shall (i) in its name commence legal action or take such other actions as the Trustee shall reasonably request to enforce the rights of the Issuer or the Trustee under or arising from the Bonds or the Agreement, and (ii) cooperate in any effort of the Trustee on behalf of the Issuer to enforce the Agreement, or any remedy provided in Section 7.1 of the Agreement.

         SECTION 9.4. No Personal Liability. No director, officer or employee of the Issuer, including any person executing the Financing Documents on behalf of the Issuer and no individual officer, employee or agent of the Company shall be liable personally on the Bonds or be subject to any personal liability for any reason relating to the issuance of the Bonds.

         SECTION 9.5. Exemption from Federal Income Taxation. The Issuer will not knowingly take any action, or omit to take any action, which action or omission will adversely affect the exclusion from gross income for federal income tax purposes of interest on the Tax Exempt Bonds, and in the event of such action or omission will promptly, upon receiving knowledge thereof, take all lawful actions, based on advice of counsel and at the expense of the Company, as may rescind or otherwise negate such action or omission.

                                    ARTICLE X

                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 10.1. Events of Default Defined. (a) Each of the following shall be an Event of Default hereunder:

                  (i) payment of any installment of interest, principal, redemption price or Purchase Price on the Bonds is not made within one Business Day of the date it becomes due and payable (except when the Rate Period is one year or longer, in which case the grace period shall be five Business Days); or

                  (ii) the occurrence of an Event of Default under Article VIII of the Agreement.

         (b) The Trustee shall immediately notify the Issuer and the Company of the occurrence of any Event of Default.

         SECTION 10.2. Acceleration and Annulment Thereof. (a) If any Event of Default has occurred and is continuing the Trustee may and, at the written direction of the Registered Owners of 25% or more in principal amount of the Bonds then Outstanding, shall, by notice in writing to the Issuer and the Company, declare the principal of all Bonds then Outstanding to be immediately due and payable, and upon such declaration, the said principal, together with interest accrued thereon, shall become due and payable immediately at the place of payment provided therein, anything in this Indenture or in the Bonds to the contrary notwithstanding; provided, however, that no such declaration shall be made if the Company cures such Event of Default prior to the date of the declaration.

         (b) If after the principal then due on the Bonds has been so declared to be due and payable, and the redemption price and purchase price then due and all arrears of interest upon the Bonds are paid or caused to be paid by the Issuer, and the Issuer also performs or causes to be performed all other things in respect to which it may have been in default hereunder and pays or causes to be paid the reasonable charges of the Trustee, the Registered Owners, plus reasonable attorney's fees, or any such default is waived as provided in Section 10.13, then, and in every such case, the Trustee may or, upon the direction in writing of the Registered Owners of a majority in principal amount of the Bonds then Outstanding, shall annul such declaration and its consequences and such annulment shall be binding upon the Trustee and upon all Registered Owners of Bonds issued hereunder. No such annulment shall extend to or affect any subsequent default or impair any right or remedy consequent thereon.

         SECTION 10.3. Legal Proceedings by Trustee. If any Event of Default has occurred and is continuing, the Trustee in its discretion may, and upon the written request of the Registered Owners of 25% or more in principal amount of the Bonds then Outstanding and receipt of indemnity to its satisfaction shall, in its own name;

                  (a) By mandamus, or other suit, action or proceeding at law or in equity, enforce all rights of the Registered Owners, including the right to require the Issuer or the Company to carry out any other agreements with, or for the benefit of, the Registered Owners;

                  (b)         Bring suit upon the Bonds;

                  (c) By action or suit in equity require the Issuer to account as if it were the trustee of an express trust for the Registered Owners; and

                  (d) By action or suit in equity enjoin any acts or things which may be unlawful or in violation of the rights of the Registered Owners.

         SECTION 10.4. Discontinuance of Proceedings by Trustee. If any proceeding taken by the Trustee on account of any default is discontinued or is determined adversely to the Trustee, then the Issuer, the Trustee, the Company and the Registered Owners shall be restored to their former positions and rights hereunder as though no such proceeding had been taken.

         SECTION 10.5. Registered Owners May Direct Proceedings. The Registered Owners of a majority in principal amount of the Bonds then Outstanding hereunder shall have the right to direct the method and place of conducting all remedial proceedings by the Trustee hereunder, provided such directions shall not be otherwise than in accordance with law or the provisions of this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unjustly prejudicial to Registered Owners not parties to such direction.

         SECTION 10.6. Limitations on Actions by Registered Owners. No Registered Owner shall have any right to pursue any remedy hereunder unless (a) the Trustee shall have been given written notice of an Event of Default, (b) the Registered Owners of at least 25% in principal amount of the Bonds then Outstanding shall have requested the Trustee, in writing, to exercise the powers hereinabove granted or to pursue such remedy in its or their name or names, (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities, and (d) the Trustee shall have failed to comply with such request within a reasonable time. Notwithstanding any other provision of this Indenture, the right of any Registered Owner to receive payment of principal of and interest on a Bond, on or after the due dates expressed in the Bond, or the purchase price of a Bond on or after the date for its purchase as provided in the Bond, or to bring suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of the Registered Owner.

         SECTION 10.7. Trustee May Enforce Rights Without Possession of Bonds. All rights under this Indenture and the Bonds may be enforced by the Trustee without the possession of any Bonds or the production thereof at the trial or other proceedings relative thereto, and any proceeding instituted by the Trustee shall be brought in its name for the ratable benefit of the Registered Owners of the Bonds.

         SECTION 10.8. Remedies Not Exclusive. Except as limited under Section
16.1 of this Indenture no remedy herein conferred is intended to be exclusive of any other remedy or remedies, and each remedy is in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

         SECTION 10.9. Delays and Omissions Not to Impair Rights. No delay or omission in respect of exercising any right or power accruing upon any default shall impair such right or power or be a waiver of such default, and every remedy given by this Article may be exercised from time to time and as often as may be deemed expedient.

         SECTION 10.10. Application of Moneys. All moneys received by the Trustee pursuant to any right given or action taken under the provisions of this Article shall, after payment of the costs and expenses of the proceedings resulting in the collection of such moneys and of the expenses, liabilities and advances incurred or made by the Trustee, or the Paying Agent be deposited in the Debt Service Fund and all moneys in the Debt Service Fund shall be applied, as follows:

                  (a) Unless the principal of all of the Bonds shall have become or shall have been declared due and payable, all such moneys shall be applied:

                              First - to the payment to the persons entitled
                  thereto of all interest then due on the Bonds (other than Bonds owned by the Company) or if the amount available shall not be sufficient for such purpose, then to the payment ratably, to the persons entitled thereto (other than Bonds owned by the Company) without any discrimination or privilege; and

                              Second - to the payment to the persons entitled
                  thereto, (other than Bonds owned by the Company) of the unpaid principal or principal component of the Purchase Price of any of the Bonds which shall have become due or are required to be purchased (other than Bonds matured or called for redemption for the payment of which moneys and/or Government Obligations are held pursuant to this Indenture), in the order of their due or purchase dates, with interest on such Bonds from the respective dates upon which they become due and, if the amount available shall not be sufficient to pay in full Bonds due or required to be purchased on any particular date, together with such interest, then to the payment ratably, according to the amount of principal due or required to be purchased on such date, to the persons entitled (other than Bonds owned by the Company) thereto without any discrimination or privilege.

                  (b) If the principal of all the Bonds shall have become due or shall have been declared due and payable, all such moneys shall be applied to the payment of the principal and the interest then due and unpaid upon the Bonds (other than installments of interest, and amounts of principal of Bonds matured or called for redemption, for the payment of which moneys and/or Government Obligations are held pursuant to this Indenture) without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Bond over any other persons entitled thereto without any discrimination or privilege.

                  (c) If the principal of all the Bonds shall have been declared due and payable, and if such declaration shall thereafter have been rescinded and annulled under the provisions of this Article, then, subject to the provisions of paragraph (b) of this Section in the event that the principal of all the Bonds shall later become due or be declared due and payable, the moneys shall be applied in accordance with the provisions of paragraph (a) of this Section.

         Whenever moneys are to be applied pursuant to the provisions of this Section, such moneys shall be applied as soon as practicable as the Trustee shall in good faith determine having due regard to the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix the date (which shall be the date of acceleration of the Bonds or if there shall not have been an acceleration, such date as shall be determined by the Trustee) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates shall cease to accrue. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any such moneys and of the fixing of any such date, and shall not be required to make payment to the holder of any Bond until such Bond shall be presented to the Trustee.

         Any moneys remaining after all other payments required by this Section shall be paid to the Company.

         SECTION 10.11. Trustee's Right to Receiver. The Trustee shall be entitled as of right to the appointment of a receiver; and the Trustee, the Registered Owners and any receiver so appointed shall have such rights and powers and be subject to such limitations and restrictions as are permitted by law.

         SECTION 10.12. Trustee and Registered Owners Entitled to All Remedies. It is the purpose of this Article to make available to the Trustee and Registered Owners all lawful remedies; but should any remedy herein granted be held unlawful, the Trustee and the Registered Owners shall nevertheless be entitled to every other remedy provided by law. It is




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



further intended that, insofar as lawfully possible, the provisions of this Article shall apply to and be binding upon any trustee or receiver who may be appointed hereunder.

         SECTION 10.13. Waiver of Past Defaults. The Registered Owners of not less than a majority in principal amount of the Outstanding Bonds may on behalf of the Registered Owners of all the Bonds waive any past default hereunder and its consequences, except a default

                  (1) in the payment of the principal of, redemption premium, if any, or interest on, or the Purchase Price of, any Bond, or

                  (2) in respect of a covenant or provision hereof which under
         Article XIV cannot be modified or amended without the consent of the Registered Owner of each Outstanding Bond.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.






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                                   ARTICLE XI

                                   THE TRUSTEE

         SECTION 11.1. Certain Duties and Responsibilities of Trustee. (a) The Trustee accepts the trusts hereby created and agrees to perform the duties herein required of it upon the terms and conditions hereof. The Trustee shall have the right, power and authority, at all times, to do all things not inconsistent with the express provisions of this Indenture which it may deem necessary or advisable in order to: (i) enforce the provisions of this Indenture, (ii) take any action with respect to any Event of Default, (iii) institute, appear in or defend any suit or other proceeding with respect to an Event of Default, or (iv) protect the interests of the Owners of any Outstanding Bonds. The Trustee shall be responsible only for performing those duties of the Trustee specifically provided for herein and no implied duties or liabilities shall be read into this Indenture against the Trustee.

         (b) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty and, except as provided in the next succeeding sentence in respect of the period during the continuance of an Event of Default, the Trustee shall not be liable for any action reasonably taken or omitted to be taken by it in good faith and reasonably believed by it to be within the discretion or power conferred upon it hereby, or be responsible other than for its own negligence or willful misconduct. In case an Event of Default has occurred and is continuing of which the Trustee has been notified as provided in Section 11.3(h) or of which it is deemed to have notice pursuant to such Section, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise under the circumstances in the conduct of his own affairs.

         (c) The Trustee shall not be required to give any bond or surety in respect of the execution of its rights and duties under this Indenture.

         (d) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                  (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by its officers, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any direction of the Registered Owners of a majority in aggregate principal amount of the Outstanding Bonds permitted to be given by them under this Indenture except as otherwise provided herein; and

                  (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity, satisfactory to the Trustee, against such risk or liability is not assured to it.

         (e) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 11.2. Notice if Default Occurs or Notice if Taxability Occurs. Within 45 days after the occurrence of any default hereunder, the Trustee shall give to the parties to the Financing Documents and the Registered Owners written notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, in the case of a default of the character described in Section 10.1(a)(iii) or (iv), the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Registered Owners; and provided, further, that in the case of any default of the character described in Section 10.1(a)(iii) or (iv) no such notice to Registered Owners shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default. The Trustee shall also give to the parties to the Financing Documents and the Registered Owners notice of receipt by it of any notification from the Internal Revenue Service that the interest on the Bonds is, or may be, subject to federal income taxation.

         SECTION 11.3. Certain Rights of Trustee. Except as otherwise provided in Section 11.1:

         (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) any request or direction of the Issuer or the Company mentioned herein shall be sufficiently evidenced by a writing signed by an Issuer Representative or an Authorized Company Representative and any resolution of the Issuer may be sufficiently evidenced by a copy of such resolution certified by an Issuer Representative;

         (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action




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hereunder, the Trustee (unless other evidence is herein specifically prescribed)
may, in the absence of bad faith on its part, rely upon a certificate of an Authorized Company Representative or Issuer Representative;

         (d) the Trustee may consult with counsel, engineers or other experts as may be appropriate, and the written advice of such counsel, engineers or other experts as may be appropriate shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Registered Owners pursuant to this Indenture, unless such Registered Owners shall have offered to the Trustee security or indemnity acceptable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice and during regular business hours, and subject, further to the Company's safety and confidentiality requirements to examine the books, records and premises of the Company and the books and records of the Issuer concerning the Bonds personally or by agent or attorney;

         (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or indirectly or by or through agents or attorneys provided that the Trustee shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it hereunder; and

         (h) the Trustee shall not be required to take notice or be deemed to have notice of any default hereunder unless the Trustee shall be specifically notified of such default in writing by the Issuer, or the Company or by the Owners of a majority in principal amount of the Outstanding Bonds, and in the absence of such notice the Trustee may conclusively assume there is no default; provided, however, that the Trustee shall be required to take and be deemed to have notice of its failure to receive the moneys necessary to make payments when due of the Bond Obligations.

         SECTION 11.4. Not Responsible for Recitals or Issuance of Bonds. The recitals contained herein and in the Bonds, except the certificate of authentication signed on behalf of the Paying Agent as bond registrar, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, except that the Trustee represents that said




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Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding obligation of the Trustee in accordance with the terms hereof, except as its enforceability may be subject to (i) the exercise of judicial discretion in accordance with general equitable principles; and (ii) applicable bankruptcy, insolvency, reorganization, moratorium and other laws for the relief of debtors heretofore or hereafter enacted to the extent that the same may be constitutionally applied. Further, the Trustee makes no representations as to the validity or sufficiency of the Bonds. The Trustee shall not be accountable for the use or application by the Issuer or the Company of Bonds or the proceeds thereof.

         SECTION 11.5. May Hold Bonds. The Trustee or any other agent of the Issuer or the Company, in its individual or any other capacity, may become the owner of Bonds and may otherwise deal with the Issuer or the Company with the same rights it would have if it were not Trustee or such other agent.

         SECTION 11.6. Money Held in Trust. All money in the Debt Service Fund under any provision of this Indenture shall be held in trust for the benefit of the Owners but, except as provided in Article XV of this Indenture, need not be segregated from other funds held in trust under this Indenture by the Trustee, but shall be segregated at all times from all funds of the Issuer or the Trustee not held by the Trustee under this Indenture. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided in this Indenture.

         SECTION 11.7. Corporate Trustee Required: Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state that is either a trust company or a bank, authorized under such laws to exercise trust powers, having a combined capital, surplus and undivided profits of at least $50,000,000, subject to supervision or examination by federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 11.8. Resignation and Removal of Trustee: Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 11.9 of this Indenture.

         (b) The Trustee may resign at any time by giving written notice thereof to the other parties to the Financing Documents. If an instrument of acceptance by a successor Trustee shall




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



not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) The Trustee may be removed at any time by the Owners of a majority in aggregate principal amount of the Outstanding Bonds, by a written request for removal delivered to the parties to the Financing Documents.

         (d)      If at any time:

                  (i) the Trustee shall cease to be eligible under Section 11.7 of this Indenture or under applicable law and shall fail to resign after written request therefor by any party to a Financing Document or by a Registered Owner who has been a bona fide Owner for at least six months, or

                  (ii) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company or Issuer may remove the Trustee, or (y) any Registered Owner who has been a bona fide Owner for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, with the prior consent of the Company, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by the Owners of a majority in aggregate principal amount of the Outstanding Bonds and notice of acceptance of such appointment is delivered to the parties to the Financing Documents, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Registered Owners and accepted appointment in the manner hereinafter provided, any Registered Owner who has been a bona fide Registered Owner for at least six months may, on behalf of himself and all other Owners similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (f) The Issuer shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event to




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



the Registered Owners and to the parties to the Financing Documents. Each notice shall include the name of the successor Trustee and the address of its principal corporate trust office.

         SECTION 11.9. Acceptance of Appointment by Successor Trustee. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the parties to the Financing Documents, including the retiring Trustee, an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Issuer or the successor Trustee, such retiring Trustee shall, upon payment of its charges and expenses, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article, to the extent operative.

         SECTION 11.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 11.11. Fees, Charges and Expenses of Trustee. Pursuant to the provisions of Section 5.6 and 7.3 of the Agreement, the Trustee shall be entitled to be paid by the Company reasonable compensation for its services rendered hereunder and to reimbursement for its actual out-of-pocket expenses (including reasonable counsel fees) necessarily incurred in connection therewith. The Company may, without creating a default hereunder, contest in good faith the necessity for and the reasonableness of any such services and expenses after making payment therefor.






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                                   ARTICLE XII

                                THE PAYING AGENT

         SECTION 12.1. The Paying Agent. (a) The Issuer hereby appoints The Chase Manhattan Bank as the Issuer's Paying Agent for the Bonds. The Paying Agent shall act in such capacity and as bond registrar, transfer agent, authenticating agent and tender agent. In taking any action under Article IV of this Indenture with respect to optional or mandatory tenders of Bonds, the Paying Agent shall be acting for the Company and not the Issuer notwithstanding the directions to the Paying Agent described in this Indenture. The Paying Agent shall signify its acceptance of its duties hereunder by a written instrument of acceptance filed with the Issuer, the Company, the Trustee and the Remarketing Agent and shall:

                  (i) hold all sums delivered to it by the Trustee or the Company for the payment of principal or redemption price of, premium, if any, and interest on the Bonds in trust for the benefit of the Registered Owners until such sums shall be paid to such Registered Owners or otherwise disposed of as herein provided;

                  (ii) hold all Bonds tendered to it hereunder in trust for the benefit of the respective Registered Owners until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Registered Owners;

                  (iii) hold all moneys delivered to it hereunder for the purchase of Bonds in trust for the benefit of the Person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person or until otherwise disposed of as provided herein; and

                  (iv) keep such books and records as shall be consistent with prudent industry practice (including specifically the Bond registration books) at its principal corporate trust office and make such books and records available for inspection by the parties hereto, the Company and the Remarketing Agent at all reasonable times.

         (b)      Except as otherwise provided in this Article:

                  (i) the Paying Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) any request or direction of the Issuer or the Company mentioned herein shall be sufficiently evidenced by a writing signed by an Issuer Representative or an




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



         Authorized Company Representative and any resolution of the Issuer may be sufficiently evidenced by a copy of such resolution certified by an Issuer Representative;

                  (iii) whenever in the administration of this Indenture the Paying Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Paying Agent (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a certificate of an Authorized Company Representative or Issuer Representative;

                  (iv) The recitals contained herein and in the Bonds, except the Certificate of Authentication signed on behalf of the Paying Agent as Bond Registrar shall be taken as the statement of the Issuer and the Paying Agent assumes no responsibility for their correctness.

         SECTION 12.2. Paying Agent May Act Through Agents; Answerable Only for Willful Misconduct or Negligence. The Paying Agent may execute any powers hereunder and perform any duties required of it through attorneys, agents, officers, or employees, and shall be entitled to advice of counsel concerning all questions hereunder; provided that the Paying Agent shall not be answerable for the negligence or misconduct of any attorney or agent (other than an officer or an employee) selected by it with reasonable care. The Paying Agent shall not be answerable for the exercise of any discretion or power under this Indenture, except only its own negligence or willful misconduct or that of any officer or employee. No provision of this Indenture shall require the Paying Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder. The Paying Agent may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith in reliance thereon.

         SECTION 12.3. Compensation and Indemnity. Pursuant to Section 5.6 of the Agreement the Company has agreed to pay the Paying Agent reasonable compensation for its services hereunder, including reasonable compensation for all attorneys or agents reasonably employed by it, and also all its reasonable expenses and disbursements, and to indemnify the Paying Agent, including its officers, directors, employees and agents, against any liabilities which it may incur in the exercise and performance of its powers and duties hereunder except with respect to its own negligence or willful misconduct.

         SECTION 12.4. Paying Agent May Deal in Bonds. The Paying Agent may in good faith buy, sell, own, hold and deal in any of the Bonds and may join in any action which any Registered Owners may be entitled to take with like effect. The Paying Agent may also engage in or be interested in financial or other transactions with the Company and the Issuer; provided that such transactions are not in conflict with its duties under this Indenture.

         SECTION 12.5. Removal or Resignation of Paying Agent. The Issuer, at the direction of the Company, shall discharge the Paying Agent from time to time and appoint a successor. The Issuer shall also designate a successor if the Paying Agent resigns or becomes ineligible. If no Event of Default under the Agreement has occurred and is continuing, the Company may remove the Paying Agent and appoint a successor by an instrument filed with the Trustee, the Paying Agent, and the Issuer. The Paying Agent may resign by giving at least forty-five (45) days' written notice to the parties hereto, the Company and the Remarketing Agent. Each successor Paying Agent shall be a bank or trust company having a capital and surplus of not less than $100,000,000, shall be registered as a transfer agent with the Securities and Exchange Commission, and shall be capable of performing the duties prescribed for it herein in New York, New York. The Paying Agent may but need not be the same person as the Trustee. The Trustee shall give notice of the appointment of a successor Paying Agent in writing to each Registered Owner. The Trustee will promptly certify to the Issuer that it has mailed such notice to all Registered Owners and such certificate will be conclusive evidence that such notice was given in the manner required hereby. In the event of the resignation or removal of the Paying Agent, the Paying Agent shall pay over, assign and deliver any moneys and Bonds, including unauthenticated Bonds, held by it and the books of registry maintained by it in such capacity to its successor or, if there be no successor, to the Trustee who shall hold such Bonds as Paying Agent, and, as required, as tender agent for the Company.

         SECTION 12.6. Successor Paying Agents. (a) Any corporation, association, partnership or firm which succeeds to the business of the Paying Agent as a whole or substantially as a whole, whether by sale, merger, consolidation or otherwise, shall thereby become vested with all the property, rights and powers of such Paying Agent under this Indenture. In case any Bonds shall have been authenticated, but not delivered, by the Paying Agent then in office, any successor by merger, conversion or consolidation to such authenticating Paying Agent may adopt such authentication and deliver the Bonds, so authenticated with the same effect as if such Paying Agent had itself authenticated such Bonds.

         (b) If the Paying Agent shall resign or be removed, or be dissolved, or if the property or affairs by the Paying Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, and the Issuer, with the approval of the Company, shall not have appointed its successor, the Trustee shall ipso facto be deemed to be Paying Agent for all purposes until a successor is appointed.






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                                  ARTICLE XIII

                              THE REMARKETING AGENT

         SECTION 13.1. The Remarketing Agent. The Issuer, at the direction of the Company, appoints Goldman, Sachs & Co. as the Remarketing Agent for the Taxable Bonds and the Tax Exempt Bonds, subject to the conditions set forth in
Section 13.2 hereof. The Remarketing Agent shall designate its principal office to the Paying Agent and Trustee and signify its acceptance of the duties and obligations imposed upon it hereunder by a written instrument of acceptance delivered to the Issuer, the Paying Agent and the Trustee under which the Remarketing Agent will agree, particularly to:

                  (a) determine the Taxable Rates or the Variable Rates, the Flexible Rates and Fixed Rate, as appropriate, and give notice of such rates in accordance with Article III hereof;

                  (b) keep such books and records with respect to its duties as Remarketing Agent as shall be consistent with prudent industry practice;

                  (c) use reasonable efforts to remarket Bonds in accordance with this Indenture;

                  (d) hold all Bonds delivered to it hereunder for the benefit of the respective Registered Owners which shall have so delivered until moneys representing the purchase price of such Bonds shall have been delivered to or for the account of or to the order of such Registered Owners; and

                  (e) hold all moneys delivered to it hereunder for the purchase of Bonds for the benefit of the Person or entity which shall have so delivered such moneys until the Bonds purchased with such moneys shall have been delivered to or for the account of such Person or entity.

         SECTION 13.2. Qualifications of Remarketing Agent. The Remarketing Agent shall have a capitalization of at least $100,000,000 and be authorized by law to perform all the duties imposed upon it by this Indenture. The Remarketing Agent may at any time resign and be discharged of the duties and obligations created by this Indenture by giving at least thirty (30) days' written notice to the Issuer, the Company, the Paying Agent and the Trustee. The Remarketing Agent may be removed at any time at the direction of the Company, by an instrument filed with the Remarketing Agent, the Issuer, the Paying Agent and the Trustee.

         In the event of the resignation or removal of the Remarketing Agent, the Remarketing Agent shall pay over, assign and deliver any moneys and Bonds held by it in such capacity to its successor or, if there is no successor, to the Trustee.




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




         If the Issuer shall fail to appoint a Remarketing Agent hereunder, or if the Remarketing Agent shall resign or be removed, or be dissolved, or if the property or affairs of the Remarketing Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency or for any other reason, and the Issuer shall not have appointed its successor as Remarketing Agent, the Trustee, notwithstanding the provisions of the first paragraph of this Section 13.2, shall ipso facto be deemed to be the Remarketing Agent for all purposes of this Indenture until the appointment by the Issuer of the Remarketing Agent or successor Remarketing Agent, as the case may be; provided, however, that the Trustee, in its capacity as Remarketing Agent, shall not be required to sell Bonds or determine the Fixed Rate on the Bonds or to perform the duties set forth in Sections 3.1, 3.2 or 3.3 hereof.






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                                   ARTICLE XIV

                           AMENDMENTS AND SUPPLEMENTS

         SECTION 14.1. Amendments and Supplements Without Registered Owners' Consent. This Indenture may be amended or supplemented from time to time, without the consent of the Registered Owners by a Supplemental Indenture authorized by a certified resolution of the Issuer filed with the Trustee, for one or more of the following purposes:

                  (a) to add additional covenants of the Issuer or to surrender any right or power herein conferred upon the Issuer; or

                  (b) to cure any ambiguity or to cure, correct or supplement any defective (whether because of any inconsistency with any other provision hereof or otherwise) provision of this Indenture in such manner as shall not be inconsistent with this Indenture and shall not impair the security hereof or adversely affect the Registered Owners; or

                  (c) to provide procedures permitting Registered Owners to utilize an uncertificated system of registration for Bonds or for the issuance of Bonds pursuant to a book entry system with a securities depository or other entity; or

                  (d) to modify, alter, amend, supplement or restate this Indenture in any and all respects necessary, desirable or appropriate in connection with the delivery to the Trustee of a letter of credit or other security arrangement obtained or provided by the Company but only to the extent such supplement does not adversely affect any then current rating from Moody's or S&P on the Bonds; or

                  (e) to modify, alter, amend, supplement or restate this Indenture in any and all respects necessary, desirable or appropriate in order to satisfy the requirements of any rating agency which may from time to time provide a rating on the Bonds, or in order to obtain or retain such rating on the Bonds as is deemed necessary by the Company and the Remarketing Agent; or

                  (f) to make any change which in the judgment of the Trustee, does not adversely affect the rights or security of the Registered Owners.

         SECTION 14.2. Amendments With Registered Owners' Consent.

         (a) Consent of Majority. With the consent of the Company and, with respect to any amendment or supplement which affects the rights and obligations of the Paying Agent, the Paying Agent, the parties to this Indenture may enter into Indentures supplemental to this Indenture or amendments to this Indenture modifying, adding to or eliminating any of the provisions hereof but, if such supplement or amendment is not of the character described in

Section 14.1, only with the consent of the Registered Owners of not less than a majority of the aggregate principal amount of the Outstanding Bonds.

         (b) Consent of All Bondholders. Notwithstanding the foregoing, no supplement or amendment to this Indenture shall, without the consent of the Registered Owner of each Outstanding Bond so affected, (i) extend the maturity date of any Bond, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof, or reduce any premium payable upon the redemption thereof, or extend or reduce the amount of any mandatory redemption requirement or change the method of calculation of interest on the Bonds, (ii) deprive such Registered Owner of the lien hereof on the Revenues pledged hereunder and on the Trust Estate, (iii) decrease the amounts payable by the Company under Sections 6.4 and 6.5 of the Agreement, (iv) reduce the aggregate principal amount of Bonds the Registered Owners of which are required to approve any such supplement or amendment to this Indenture, (v) increase the percentage of the aggregate principal amount of Bonds the Registered Owners of which are required to direct the Trustee to accelerate the maturity of the Bonds, or (vi) provide a privilege or priority of any Bond over any other Bond.

         (c) Effective Date of Amendment. The Trustee shall establish a record date for purposes of approval of any such amendment or supplement described in subsections (a) and (b) of this Section 14.2, and shall cause notice of such record date and such proposed amendment to be given in the same manner as notices of redemption are given by the Trustee. Such notice shall briefly set forth the nature of the proposed amendment and shall state that copies thereof are on file at the principal office of the Trustee for inspection by all Registered Owners. If, within 60 days (or such longer period as shall be prescribed by the Company) following the mailing of such notice, the Registered Owners of the requisite aggregate principal amount of the Bonds Outstanding at the time of the record date established for such purpose shall have consented to and approved such amendment, no Registered Owner of any Bond shall have any right to object to any of the terms and provisions contained therein, or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the parties to such amendment from adopting the same or from taking any action pursuant to the provisions thereof. Upon receipt of the consent of the Registered Owners of the requisite aggregate principal amount of the Bonds Outstanding the Issuer and the Trustee may execute such amendment.

         The consent of a Registered Owner shall be evidenced by an instrument executed by such Registered Owner, delivered to the Trustee, which instrument shall refer to the proposed amendment described in said notice and shall specifically consent to and approve such amendment. Any consent given by a Registered Owner as of such record date shall be irrevocable for a period of six months from the date such consent is given, and shall be conclusive and binding upon all future Registered Owners of the same Bond during such period. Such consent may be revoked at any time after six months from the date such consent was given by such Registered Owner or by a successor in title, by filing notice thereof with the Issuer, the Company and the Trustee, but such revocation shall not be effective if the Registered Owners of the requisite aggregate principal amount of the Bonds Outstanding have, prior to the attempted revocation, consented to and approved such amendment.

         Notwithstanding any provision herein to the contrary, no amendment to this Indenture which affects the rights or obligations of the Paying Agent shall be effective against the Paying Agent without its written consent.

         SECTION 14.3. Amendments to Agreement. The Agreement may be amended by written agreement of the Issuer and the Company, provided that no amendment may be made which would adversely affect the rights of some but less than all Outstanding Bonds without the consent of (a) the Registered Owners of 51% in aggregate principal amount of the Bonds then Outstanding and (b) the Registered Owners of 51% in aggregate principal amount of the Bonds so affected; and no amendment may be made which would (i) decrease the amounts payable under the Agreement; (ii) change the date of payment or prepayment provisions under the Agreement; or (iii) change the amendment provisions of the Agreement without the consent of all of the Registered Owners of the Bonds adversely affected thereby, and provided further that the Agreement may be amended by written agreement of the Issuer and the Company in order to make conforming changes with respect to amendments made to this Indenture pursuant to Section 14.1(e).

         SECTION 14.4. Right to Payment. Notwithstanding any other provisions in this Indenture, the right of the Owner of any Bond to receive payment of the principal of, and the premium, if any, and interest on, such Bond, on or after the respective due dates expressed herein, or the Purchase Price of a Bond on or after the date for its purchase as provided in such Bond, or to institute suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of such Owner.

                                   ARTICLE XV

                                   DEFEASANCE

         SECTION 15.1. Defeasance. When interest on, and principal or redemption price (as the case may be) of all Bonds issued hereunder have been paid, or there shall have been deposited with the Trustee an amount, evidenced by moneys or Government Obligations the principal of and interest on which, when due, will provide sufficient moneys to fully pay the Bonds at the maturity date or date fixed for redemption thereof, as well as the Purchase Price of tendered Bonds on any optional or mandatory purchase date and all other sums payable hereunder by the Issuer, the right, title and interest of the Trustee shall thereupon cease and the Trustee, on demand of the Issuer, shall release this Indenture and shall execute such documents to evidence such release as may be reasonably required by the Issuer and, after paying any remaining amounts owed to the Issuer, Trustee and Paying Agent, shall turn over to the Company or to such person, body or Issuer as may be entitled to receive the same all balances remaining in any funds hereunder.

         SECTION 15.2. Deposit of Funds for Payment of Bonds. (a) If the Issuer deposits with the Trustee moneys or Government Obligations the principal of and interest on which are sufficient (without reinvestment) to pay the principal or redemption price and purchase price of any particular Bond or Bonds becoming due, either at maturity or by call for redemption or optional or mandatory purchase or otherwise, together with all interest accruing thereon (provided that interest shall be computed at the Maximum Rate to the extent that any interest accruing on the Bonds cannot be determined as of the date of such deposit) to the due date, interest on the Bond or Bonds shall cease to accrue on the due date and all liability of the Issuer with respect to such Bond or Bonds shall likewise cease, except as provided in subsection (b) below, provided, that with respect to any Bonds which are to be called for redemption, notice of redemption of such Bonds shall have been duly given or irrevocable provision satisfactory to the Trustee shall have been duly made for the giving of such notice for the redemption of such Bonds on the specified redemption date. Thereafter such Bond or Bonds shall be deemed not to be Outstanding hereunder and the Registered Owner or Registered Owners of such Bond or Bonds shall be restricted exclusively to the funds so deposited for any claim of whatsoever nature with respect to such Bond or Bonds, and the Trustee shall hold such funds in trust for such Registered Owner or Registered Owners. Notwithstanding the foregoing, no deposit of funds or Government Obligations with the Trustee shall be deemed sufficient for the payment of any Bond or Bonds and the Bonds shall not be defeased hereunder until the Issuer or the Company has furnished to the Trustee a Favorable Opinion of Bond Counsel with respect to the deposit of funds and/or Government Obligations and the defeasance of Bonds thereby.

         (b) Moneys deposited with the Trustee pursuant to Section 15.1 or 15.2(a) hereof shall after the maturity or specified redemption date be invested as set forth in Section 6.4 hereof, and any such moneys which remain unclaimed two (2) years after the date payment thereof becomes due shall, upon written request of the Company, if the Company is not at the time to the knowledge of the Trustee in default with respect to any covenant in the Financing Documents contained, be paid to the Company; and the Registered Owners of the Bonds for which the deposit was made shall thereafter be limited to a claim against the Company; provided, however, that the Trustee, before mailing payment to the Company, may, at the expense of the Company, cause a notice to be published stating that the moneys remaining unclaimed will be returned to the Company after a specified date, such notice to be published in a newspaper or newspapers published at least once a day, six days a week, and generally circulated in the City of New York, New York. All payments made hereunder shall be subject to all applicable unclaimed property or similar laws of the State.

         SECTION 15.3. Effect of Defeasance. Notwithstanding anything stated to the contrary in this Article, no defeasance hereunder shall relieve the Trustee or Paying Agent of any duty with respect to, or discharge or terminate the provisions hereof with respect to, the payment, transfer, purchase, exchange, registration or redemption of Bonds.

                                   ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         SECTION 16.1. Limitations on Recourse, Immunity of Certain Persons. No recourse shall be had for any claim based on this Indenture or the Bonds against any past, present or future Indemnified Party, either directly or through the Issuer or any such successor body, under any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability and all such claims being hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issuance of the Bonds. The Bonds are payable solely from the revenues pledged hereunder and other monies held by the Trustee hereunder for such purpose. The Issuer shall be conclusively deemed to have complied with all of its covenants and other obligations hereunder, including but not limited to those set forth in Articles V, VI and IX hereof, upon requiring the Company in the Agreement to agree to perform such Issuer covenants and other obligations (excepting only any approvals or consents permitted or required to be given by the Issuer hereunder, and any exceptions to the performance by the Company of the Issuer's covenants and other obligations hereunder, as may be contained in such agreement in the Agreement). However, nothing contained in any such agreement in the Agreement shall prevent the Issuer from time to time, in its discretion, from performing any such covenants or other obligations. The Issuer shall have no liability for any failure to fulfill, or breach by the Company of, the Company's obligations under the Financing Documents, or otherwise, including without limitation the Company's obligation to fulfill the Issuer's covenants and other obligations under this Indenture.

         SECTION 16.2. No Rights Conferred on Others. Nothing herein contained shall confer any right upon any person other than the parties hereto and the Registered Owners of the Bonds.

         SECTION 16.3. Illegal, Etc. Provisions Disregarded. If any term or provision of this Indenture or the Bonds or the application thereof for any reason or circumstances shall to any extent be held invalid or unenforceable, the remaining provisions or the application of such term or provision to persons and situations other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof and thereof shall be valid and enforced to the fullest extent permitted by law.

         SECTION 16.4. Substitute Publication of Notice. If for any reason it shall be impossible to make publication of any notice required hereby in a newspaper or newspapers, then such publication in lieu thereof as shall be made with the approval of the Trustee shall constitute a sufficient publication of such notice.

         SECTION 16.5. Mailed Notice. All notices required or authorized to be given to the Company, the Issuer, the Trustee and the Paying Agent, pursuant to this Indenture shall be in writing and shall be sent unless otherwise directed by registered or certified mail, or overnight mail, postage prepaid, to the following address:

         (a)      to the Company, to:

                              Alabama Power Company
                              600 North 18th Street
                              Birmingham, Alabama 35291

                              Attention:  Treasurer

         (b)      to the Issuer, to:

                              The Industrial Development Board
                                    of the Town of Columbia
                              Town Hall
                              Columbia, Alabama 36319

                              Attention:  Chairman


         (c)      to the Trustee, to:

                              SouthTrust Bank, National Association
                              100 Office Park Drive
                              Birmingham, Alabama 35223

                              Attention:  Corporate Trust Department

         (d)      to the Paying Agent, to:

                              The Chase Manhattan Bank
                              450 West 33rd Street
                              New York, New York 10001

                              Attention:  Corporate Trust Department

         (e)      to the Remarketing Agent, to:

                              Goldman, Sachs & Co.
                              85 Broad Street
                              New York, New York 10004

                              Attention:  Municipal Finance Department

or to such other addresses as may from time to time be furnished to the parties, effective upon the receipt of notice thereof given as set forth above.

         SECTION 16.6. Governing Law. This Indenture shall be governed, in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the United States of America and of the State.

         SECTION 16.7. Successors and Assigns. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer or by or on behalf of the Trustee shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

         SECTION 16.8. Action by Company. Any requirement imposed by this Indenture or the Agreement on the Issuer may, if not performed by the Issuer, be performed by the Company and such performance by the Company shall constitute compliance with the requirements of this Indenture or the Agreement as if performed by the Issuer.

         SECTION 16.9. Headings and Subheadings for Convenience Only. The table of contents and descriptive headings and subheadings in this Indenture are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         SECTION 16.10. Counterparts. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall be an original; but such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Issuer has caused this Indenture to be executed by the Chairman or Vice Chairman of its Board of Directors thereunto duly authorized and its seal to be hereunto affixed and attested by the Secretary or Assistant Secretary of the Issuer and the Trustee has caused this Indenture to be executed by its duly authorized officer, all as of the day and year first above written.

                                     THE INDUSTRIAL DEVELOPMENT BOARD
                                     OF THE TOWN OF COLUMBIA



                                     By:    /s/ William D. Lanford, Jr.
                                              Chairman of the Board of Directors
[SEAL]


ATTEST:



By:     /s/ E. D. Freeman

Title:     Secretary





                                   SOUTHTRUST BANK, NATIONAL ASSOCIATION,
                                            Trustee



                                   By:  /s/ Woodie E. Alston

                                   Title:    Vice President - Corporate Trust

                                                                  EXHIBIT A
                                                            TO TRUST INDENTURE

                                 [FORM OF BOND]

No.[T][TE]-_____                                              CUSIP NO._______
                            UNITED STATES OF AMERICA
                                STATE OF ALABAMA

                        THE INDUSTRIAL DEVELOPMENT BOARD
                             OF THE TOWN OF COLUMBIA
             [TAXABLE][TAX EXEMPT] VARIABLE RATE DEMAND REVENUE BOND
                         (ALABAMA POWER COMPANY PROJECT)
                                   SERIES 1997

            [The following legend shall appear on all Taxable Bonds]

                  The securities represented hereby have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), or any state securities laws. Neither this security nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of in the absence of such registration or unless such transaction is exempt from, or not subject to, registration as set forth below.

                  By its acquisition hereof, the purchaser (a) represents that it is a qualified institutional buyer as defined in Rule 144A under the 1933 Act ("QIB") acting on behalf of itself or another QIB (and acknowledges that it is aware that the seller may rely on an exemption from the provisions of Section 5 of the 1933 Act pursuant to Rule 144A) and (b) agrees that any resale hereof will be made only in a transaction exempt from registration under the 1933 Act and only to Goldman, Sachs & Co. ("Goldman") or through Goldman to a QIB in a transaction made under Rule 144A.

         [The following legend shall appear so long as the Book-Entry System described in Section 2.11 of the Indenture has not been discontinued.]

THE ISSUER HAS ESTABLISHED A BOOK ENTRY SYSTEM OF REGISTRATION FOR THIS BOND. EXCEPT AS SPECIFICALLY PROVIDED OTHERWISE IN THE INDENTURE, CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), WILL BE THE REGISTERED OWNER AND WILL HOLD THIS BOND ON BEHALF OF THE BENEFICIAL OWNER HEREOF. BY ACCEPTANCE OF A CONFIRMATION OF PURCHASE, DELIVERY OR TRANSFER, THE BENEFICIAL OWNER OF THIS BOND SHALL BE DEEMED TO HAVE AGREED TO

SUCH ARRANGEMENT.  CEDE & CO., AS REGISTERED OWNER OF THIS BOND,
SHALL BE TREATED AS THE OWNER OF IT FOR ALL PURPOSES.

UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE,OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         This bond is subject to mandatory tender for purchase at the times and in the manner hereinafter described and must be so tendered or will be deemed to have been so tendered under circumstances described herein.

Maturity Date:          November 1, 2021

Registered Owner:       Cede & Co.

Original Issue Date:    November 25, 1997

Principal Amount:       _____________________ Dollars ($__________)

         THE INDUSTRIAL DEVELOPMENT BOARD OF THE TOWN OF COLUMBIA
(the "Issuer"), a public corporation of the State of Alabama (the "State"), promises to pay (but solely from the sources hereinafter referred to), to the Registered Owner named above or registered assigns, on the Maturity Date specified above (unless this Bond shall have been previously called for redemption in whole or in part and payment of the redemption price shall have been duly made or provided for) the Principal Amount shown above upon surrender of this Bond at the principal corporate trust office of the Trustee or Paying Agent (hereinafter defined) and to pay interest thereon at Taxable, Flexible, Daily, Weekly, Monthly, Quarterly, Semiannual or Term Rates or at a Fixed Rate (all as herein described). This Bond shall bear interest from the date of authentication, if authenticated on an Interest Payment Date (hereinafter described) to which interest has been paid, or, if this Bond bears interest at a Daily, Weekly or Monthly Rate, from the last preceding Interest Calculation Date (hereinafter described), or from the last preceding Interest Payment Date to which interest has been paid (or the Original Issue Date if no interest hereon has been paid) in all other cases. "Interest Calculation Date" means (a) when used with respect to Bonds bearing interest at the Daily, Weekly or Monthly Rate, the first calendar day of each calendar month; and (b) when used with respect to Bonds in any other case, the Interest Payment Date for such Bonds. The principal or redemption price of this Bond shall be payable in immediately available funds or in next day funds, depending on the applicable Rate

Period. The principal or redemption price of this Bond (or of a portion of this Bond in the case of a partial redemption) is payable to the registered owner hereof at the principal corporate trust office of The Chase Manhattan Bank, New York, New York (the "Paying Agent" for the Bonds), or its successor as Paying Agent. Interest shall be paid to the registered owner hereof whose name appears on the registration books kept by the Paying Agent as of the close of business on the Regular Record Date by check mailed on the Interest Payment Date; provided that interest for any Taxable, Flexible, Daily, Weekly, Monthly or Quarterly Rate Period shall be paid in immediately available funds. Interest accrued during any Taxable or Flexible Rate Period and at the maturity of the Bonds shall be paid only upon presentation and surrender of Bonds. The Regular Record Date for any Interest Payment Date shall be the close of business on (a) the day immediately preceding the Interest Calculation Date if this Bond bears interest at Daily, Weekly or Monthly Rates, or (b) the day immediately preceding the Interest Payment Date if this Bond bears interest at Taxable, Flexible or Quarterly Rates, except that, while this Bond bears interest at the Semiannual or Term Rates or at the Fixed Rate (as described herein), the Regular Record Date shall be the close of business on the last day of the calendar month immediately preceding such Interest Payment Date. This Bond is registered as to both principal and interest on the registration books kept by the Paying Agent and may be transferred or exchanged subject to the further conditions specified in the Indenture herein mentioned, only upon surrender hereof at the principal corporate trust office of the Paying Agent. This Bond is payable solely from the sources hereinafter mentioned.

         THIS BOND IS A LIMITED OBLIGATION OF THE ISSUER, PAYABLE SOLELY FROM THE REVENUES AND RECEIPTS DERIVED FROM THE EIGHTH SUPPLEMENTARY AGREEMENT (DESCRIBED BELOW) EXCEPT TO THE EXTENT PAID OUT OF MONEYS ATTRIBUTABLE TO THE PROCEEDS OF THE BONDS. THIS BOND DOES NOT CONSTITUTE AN INDEBTEDNESS OR OTHER LIABILITY OF THE STATE, THE TOWN OF COLUMBIA, ALABAMA OR OF ANY OTHER POLITICAL SUBDIVISION OF THE STATE. NEITHER THE FAITH OR CREDIT OF THE STATE, THE TOWN OF COLUMBIA, ALABAMA NOR ANY OTHER POLITICAL SUBDIVISION OF THE STATE IS PLEDGED TO THE PAYMENT OF THE DEBT SERVICE ON THIS BOND OR THE PURCHASE PRICE OF THIS BOND, AND THE ISSUANCE OF THIS BOND DOES NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE, THE TOWN OF COLUMBIA OR ANY OTHER POLITICAL SUBDIVISION OF THE STATE TO APPLY MONEY FOR, OR TO LEVY OR PLEDGE ANY FORM OF TAXATION WHATEVER TO THE PAYMENT OF THE DEBT SERVICE ON, OR PURCHASE PRICE OF, THIS BOND. THE ISSUER HAS NO TAXING POWER.

         This Bond shall not be entitled to any right or benefit under the Indenture, or be valid or become obligatory for any purpose, until this Bond shall have been authenticated by execution by the Trustee or the Paying Agent, acting as authenticating agent, of the certificate of authentication inscribed hereon.

         This Bond is one of the Issuer's duly authorized [Taxable] [Tax Exempt] Variable Rate Demand Revenue Bonds (Alabama Power Company Project) Series 1997 aggregating $65,000,000 original principal amount (the "Bonds"), issued under and pursuant to the Constitution and laws of the State, and the Trust Indenture dated as of November 1, 1997 (the "Indenture"), between the Issuer and SouthTrust Bank, National Association, as trustee (the "Trustee"). The Bonds are issued for the purpose of providing funds to finance certain sewage and solid waste disposal facilities (the "Facilities") on behalf of Alabama Power Company (the "Company") and paying certain costs of issuing the Bonds. Pursuant to an Eighth Supplementary Installment Sale Agreement dated as of November 1, 1997 (the "Eighth Supplementary Agreement") between the Issuer and the Company, the Company has agreed to make Installment Sale Payments to the Trustee, on behalf of the Issuer, in amounts and at the times sufficient to pay the principal of, redemption premium, if any, and interest on the Bonds. [The Bonds initially have been issued as Taxable Bonds but all or any portion of the Taxable Bonds may be converted to Tax Exempt Bonds as provided in the Indenture.]

         Reference is made to (a) the Indenture for provisions concerning the rights of the Registered Owners and the rights and obligations of the Issuer, the Company, the Paying Agent and the Trustee and (b) each Remarketing Agreement pursuant to which Goldman, Sachs & Co. is serving as remarketing agent for the Taxable Bonds and the Tax Exempt Bonds for the purposes set forth in the Indenture (such agent or its successors being herein collectively referred to as the "Remarketing Agent"). The acceptance of the terms and conditions of the foregoing documents, including amplifications and qualifications of the provisions hereof each of which is on file at the principal corporate trust office of the Trustee, is an explicit and material part of the consideration of the Issuer's issuance hereof and each registered owner hereof by acceptance of this Bond accepts and assents to all such terms and conditions as if fully set forth herein.

         Capital terms used in this Bond which are not defined herein but which are defined in the Indenture shall have the respective meanings set forth in the Indenture.

                                INTEREST ON BONDS

         The rate of interest applicable to any Rate Period shall be determined in accordance with the applicable provisions of the Indenture. The amount of interest payable on any Interest Payment Date shall be computed (A) on the basis of a 365- or 366-day year for the number of days actually elapsed during Daily, Weekly, Monthly, Quarterly and Flexible Rate Periods, (B) on the basis of a 360-day year of twelve 30-day months during Semiannual and Term Rate Periods and the Fixed Rate Period, and (C) on the basis of a 360-day year consisting of the number of days actually elapsed during any Taxable Rate Period. If any Daily, Weekly, Monthly, Quarterly or Flexible Rate Period falls in both 365- and 366-day years, the amount of interest payable on any Interest Payment Date shall be computed on the basis of a 365-day year for the number of days actually elapsed when such rate period begins in a 365-day year and shall be computed on the basis of a 366-day year for the number of days actually elapsed when such rate period begins in a 366-day year. Notwithstanding any provision of this Bond or the Indenture to the contrary in no event shall the rate of interest paid on this Bond exceed the Maximum Rate.

         Rate Period means the period during which a particular rate of interest determined as hereinafter provided for the Bonds is to remain in effect.

         The Bonds shall initially bear interest at a Taxable Rate from the Issue Date determined from time to time in accordance with the provisions of the Indenture. As provided in the Indenture, all or a portion of the Bonds bearing interest at a Taxable Rate may be converted to Tax Exempt Bonds bearing interest at Variable Rates determined from time to time in accordance with the provisions of the Indenture and thereafter all or a portion of said Bonds so converted to Variable Rates may be converted to or from Variable Rates, Flexible Rates or to the Fixed Rate pursuant to the Indenture. The rate of interest to be borne by the Bonds during any particular Taxable Rate Period, Flexible Rate Period or Variable Rate Period will be determined by the Remarketing Agent. The Bonds may bear interest as follows:

         Taxable Rate Period. When Taxable Bonds bear interest at a Taxable Rate the Interest Rate for each particular Taxable Bond will be determined by the Remarketing Agent and will remain in effect from and including the commencement date of the Taxable Rate Period selected for that Bond by the Remarketing Agent to a day which is immediately prior to a Business Day. While Taxable Bonds bear interest at the Taxable Rate, Taxable Bonds may have successive Taxable Rate Periods of any duration up to 270 days each and any Taxable Bond may bear interest at a rate and for a period different from any other Taxable Bond. If the Remarketing Agent fails for any reason to determine the Taxable Rate or Taxable Rate Period, the Taxable Bonds shall have a Taxable Rate Period of one day and shall bear interest at a per annum rate equal to 110% of the 15-day Federal Reserve Composite rate until a new Taxable Rate Period and a new Taxable Rate is established with respect to such Bonds.

         Flexible Rate Period. When Tax Exempt Bonds bear interest at a Flexible Rate the Interest Rate for each particular Tax Exempt Bond will be determined by the Remarketing Agent and will remain in effect from and including the commencement date of the Flexible Rate Period selected for that Bond by the Remarketing Agent to a day which is immediately prior to a Business Day. While Tax Exempt Bonds bear interest at the Flexible Rate, Tax Exempt Bonds may have successive Flexible Rate Periods of any duration up to 270 days each and any Tax Exempt Bond may bear interest at a rate and for a period different from any other Tax Exempt Bond. If the Remarketing Agent fails for any reason to determine the Flexible Rate for any Flexible Rate Period when required or if any condition to the conversion of any Rate Period to a Flexible Rate Period is not satisfied on or before the Conversion Date, the Rate Period for the Tax Exempt Bond for which the Rate Period or Rate is not determined shall automatically convert to the Daily Rate Period and the Daily Rate shall be in effect so long as the Remarketing Agent fails to establish the Flexible Rate for such Bond.

         Variable Rate Periods. The Tax Exempt Bonds may bear interest at a Variable Rate computed on a Daily, Weekly, Monthly, Quarterly, Semiannual or Term basis. Except with respect to the determination of a new Daily Rate, if the Remarketing Agent fails for any reason to determine the Variable Rate for any Variable Rate Period when required or if any condition to the conversion of any Rate Period to a Variable Rate Period for any Tax Exempt Bond is not satisfied on or before the Conversion Date, the Rate Period for said Bond shall automatically convert to the Daily Rate Period and the Daily Rate shall be in effect so long as the Remarketing Agent fails to establish the applicable Variable Rate for such Bond.

         Daily Rate Period. While any Tax Exempt Bonds bear interest at a Daily Rate the Interest Rate established for said Bonds will be effective from and including the commencement date thereof and shall remain in effect to, but not including, the next succeeding Business Day, unless the Remarketing Agent fails to establish a new Daily Rate in which case the Daily Rate for the immediately preceding date shall remain in effect.

         Weekly Rate Period. While any Tax Exempt Bonds bear interest at a Weekly Rate the Interest Rate will be determined by the Remarketing Agent to be effective for a period commencing on Wednesday (whether or not Wednesday is a Business Day) of each week and end on the day preceding the first day of the next Weekly Rate Period. The length of the period, the day of commencement and the last day of the period may vary in the event of a conversion to or from a different Rate Period.

         Monthly Rate Period. While any Tax Exempt Bonds bear interest at a Monthly Rate the Interest Rate will be determined by the Remarketing Agent to be effective for periods commencing on the Conversion Date from a different Rate Period and on the first Business Day of each calendar month thereafter and ending on the day prior to either the commencement date of the following Monthly Rate Period or the Conversion Date to a different Rate Period.

         Quarterly Rate Period. While any Tax Exempt Bonds bear interest at a Quarterly Rate the Interest Rate will be determined by the Remarketing Agent to be effective for periods commencing on the Conversion Date from a different Rate Period and on the first Business Day of each third calendar month thereafter and ending on the day prior to either the commencement date of the following Quarterly Rate Period or the Conversion Date to a different Rate Period.

         Semiannual Rate Period. While any Tax Exempt Bonds bear interest at a Semiannual Rate the Interest Rate will be determined by the Remarketing Agent to be effective for periods commencing on the Conversion Date from a different Rate Period and on the first day of each sixth calendar month thereafter and ending on the day prior to either the commencement date of the following Semiannual Rate Period or the Conversion Date to a different Rate Period.

         Term Rate Period. While any Tax Exempt Bonds bear interest at a Term Rate, the Interest Rate will be determined by the Remarketing Agent to be effective for periods commencing on the Conversion Date from a different Rate Period and on the first day of a calendar month which is an integral multiple of 12 calendar months thereafter and ending on the day prior to either the commencement date of the following Term Rate Period or the Conversion Date to a different Rate Period.

         Unless the Remarketing Agent fails to establish a rate for a Rate Period for any Bond, the Rate Period for said Bond will remain in effect until changed by the Remarketing Agent upon notice by the Company to the Issuer, the Trustee, the Paying Agent and the Remarketing Agent as appropriate, in accordance with the Indenture. During each Rate Period, the rate of interest on the Bonds shall be that minimum rate which in the determination of the Remarketing Agent if borne by the Bonds on the date of such determination taking into account prevailing market conditions would result in the market value of the Bonds being 100% of the principal amount thereof plus accrued interest if any. While any Bond bears interest at a Taxable or Flexible Rate each Taxable or Flexible Rate and Taxable or Flexible Rate Period for such Bond shall be determined by the Remarketing Agent in connection with the sale of the Bond or Bonds to which they relate by the offer and acceptance of purchase commitments for such Bonds at a Taxable or Flexible Rate or Rates and for such Taxable or Flexible Rate Periods as it deems to be advisable in order to minimize the net interest cost on the Bonds taking into account prevailing market conditions.

                            AUTHORIZED DENOMINATIONS

         Bonds which bear interest at Taxable or Flexible Rates will be issued in the denomination of $1,000 and whole multiples thereof with a minimum denomination of $100,000. Bonds which bear interest at a Daily, Weekly, Monthly, Quarterly or Semiannual Rate will be issued in denominations of $100,000 and whole multiples thereof. Bonds which bear interest at a Term or Fixed Rate will be issued in the denomination of $5,000 and whole multiples thereof. In the event of a change in Interest Rate mode so that a Registered Owner owns any Bond in an unauthorized denomination for such interest rate mode, the principal amount of such Bond will be considered to be a temporarily authorized denomination while it is held by the Registered Owner only.

                                OPTIONAL TENDERS

         While this Bond bears interest at a Variable Rate the registered owner of this Bond has the right to tender this Bond (or portions thereof in amounts equal to the lowest authorized denomination or whole multiples thereof) for purchase by or on behalf of the Company at the principal amount hereof plus accrued interest only as follows: (i) during a Daily Rate Period on any Business Day upon telecopy, telex or facsimile notice, promptly confirmed in writing, to the Paying Agent and the Remarketing Agent not later than 11:00 a.m. New York City time on such Business Day,(ii) during a Weekly Rate Period on any Business Day upon telecopy, telex or facsimile notice, promptly confirmed in writing to the Paying Agent not later than 5:00 p.m. New York City time on any Business Day at least seven days prior to the purchase date, (iii) during a Monthly or Quarterly Rate Period on any Interest Payment Date upon written notice to the Paying Agent on or prior to 5:00 p.m. New York City time on any Business Day at least three Business Days prior to the purchase date for Bonds bearing interest at a Monthly Rate or at least seven days prior to the purchase date for Bonds bearing interest at a Quarterly Rate and (iv) during the Semiannual or Term Rate Period on the commencement date of the succeeding Rate Period upon written notice to the Paying Agent on or prior to 5:00 p.m. New York City time on any Business Day at least seven Business Days prior to the purchase date.

                                MANDATORY TENDERS

         This Bond is subject to mandatory tender for purchase by or on behalf of the Company on the effective date of (i) a conversion from one Rate Period to a different Rate Period (except for changes between a Daily Rate Period and a Weekly Rate Period) or from a Term Rate Period to a Term Rate Period of a different duration and (ii) a change from one Taxable or Flexible Rate Period to another Taxable or Flexible Rate Period; provided that payment of principal or redemption price shall only be made upon presentation and surrender at the principal corporate trust office of the Paying Agent.

         Interest on any Bond which is not tendered on the mandatory tender date but for which there has been deposited with the Paying Agent an amount sufficient to pay the purchase price thereof shall cease to accrue on the mandatory tender date and such Bond shall be deemed purchased on the date fixed for purchase thereof and the registered owner of such Bond shall not be entitled to any payment other than the purchase price and such Bond shall no longer be outstanding and entitled to the benefits of the Indenture except for the payment of the purchase price of such Bond from monies held by the Paying Agent for such payment. On the mandatory tender date the Paying Agent shall authenticate and deliver substitute Bonds in lieu of such untendered Bonds.

                          WRITTEN NOTICE OF CONVERSION

         The Paying Agent shall give notice by first class mail to the registered owners of all Bonds of the conversion from one Rate Period to another.

                             INTEREST PAYMENT DATES

         While this Bond bears interest at a Taxable or Flexible Rate, interest is payable on the day immediately succeeding the last day of each Taxable or Flexible Rate Period, as the case may be. While this Bond bears interest at Daily, Weekly or Monthly Rates interest is payable on the fifth Business Day of each calendar month following the period in which interest at such rate has accrued. During Quarterly Rate Periods interest is payable quarterly on the first Business Day of the third calendar month following the month in which the conversion to a Quarterly Rate occurs and on the first Business Day of each third calendar month thereafter to which interest at such Quarterly Rate has accrued. During any Semiannual or Term Rate Period or during the Fixed Rate Period interest is payable semiannually on the first day of the sixth calendar month following the month in which the conversion to a Semiannual Rate Period, Term Rate Period or the Fixed Rate Period, as the case may be, commences and the first day of each sixth calendar month thereafter to which interest at such rate has accrued except that the last interest payment date for the Semiannual or Term Rate Period which is followed by a different type of Rate Period other than a Fixed Rate Period shall be the first Business Day of the sixth calendar month following the preceding Interest Payment Date. Interest on this Bond is also payable on the Maturity Date hereof.

                           CONVERSION TO A FIXED RATE

         The Indenture provides that the Company has the right to convert the Interest Rate on Tax Exempt Bonds to a Fixed Rate to maturity upon the terms and conditions set forth therein.

                               OPTIONAL REDEMPTION

         During any Taxable, Flexible, Daily, Weekly, Monthly, Quarterly or Semiannual Rate Period this Bond is subject to optional redemption by the Issuer at the direction of the Company on any Interest Payment Date in whole or in part at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the redemption date.

         While the Bonds bear interest at a Term Rate or after conversion to a Fixed Rate the Bonds are subject to optional redemption by the Issuer at the direction of the Company in whole or in part on and after the dates and at the redemption prices set forth below.



========================================================================================================
                Length of Term Rate Period
                   or Years to Maturity
               After Fixed Rate Conversion                                       Redemption Price
--------------------------------------------------------------------------------------------------------
Greater than 13                                             After 10 years at 102%, declining by 1/2
                                                            of 1% every 12 months to 100%
--------------------------------------------------------------------------------------------------------
Less than or equal to 13 and greater than                   After 5 years at 102%, declining by 1/2 of
10                                                          1% every 12 months to 100%
--------------------------------------------------------------------------------------------------------
Less than or equal to 10 and greater than 7                 After 4 years at 101-1/2%, declining by
                                                            1/2 of 1% every 6 months to 100%
--------------------------------------------------------------------------------------------------------
Less than or equal to 7 and greater than 4                  After 3 years at 101%, declining by 1/2 of
                                                            1% every 6 months to 100%
--------------------------------------------------------------------------------------------------------
Less than or equal to 4 and greater than 3                  After 2 years at 100-1/2% declining by 1/2
                                                            of 1% every 6 months to 100%
--------------------------------------------------------------------------------------------------------
Less than or equal to 3 and greater than 2                  After 1 year at 101-1/2%, declining by 1/2
                                                            of 1% every 6 months to 100%
--------------------------------------------------------------------------------------------------------
Less than or equal to 2 and greater than 1                  After 1 year at 100%
--------------------------------------------------------------------------------------------------------
Less than or equal to 1                                     Nonredeemable
========================================================================================================

         Notwithstanding the optional redemption provisions stated above, such redemption provisions may be revised by the Remarketing Agent in connection with a conversion to a Term Rate Period or a Fixed Rate Period upon delivery by the Company of a Favorable Opinion of Bond Counsel in form satisfactory to the parties. In determining any revisions to the optional redemption provisions, the Remarketing Agent shall take into account redemption provisions and call protection for securities having an investment quality which is, in the judgment of the Remarketing Agent, approximately the same as the Bonds.

                        EXTRAORDINARY OPTIONAL REDEMPTION

         The Bonds shall be subject to extraordinary optional redemption by the Issuer at the direction of the Company, in whole or in part at any time, at an extraordinary optional redemption price of 100% of the principal amount thereof plus accrued interest to the redemption date if one or more of the following events occurs.

                  (a) Damage or destruction to the Plant or the Facilities to such extent that in the opinion of the Company's board of directors (expressed in a resolution) filed with the Issuer and the Trustee: (1) the Plant or the Facilities, as the case may be, cannot be reasonably repaired, rebuilt or restored within a period of six months to their condition immediately preceding such damage or destruction, or (2) the Company is thereby prevented from carrying on its normal operations at the Plant for a period of six months.

                  (b) Loss of title to or use of a substantial part of the Plant or the Facilities as a result of the exercise of the power of eminent domain which, in the opinion of the Company's board of directors (expressed in a resolution) filed with the Issuer and the Trustee, results or is likely to result in the Company being thereby prevented from carrying on its normal operations therein for a period of six months.

                  (c) Any event occurs which, in the opinion of the Company's board of directors (expressed in a resolution), renders the Facilities or the Plant so uneconomical that they or it are abandoned.

                          SPECIAL MANDATORY REDEMPTION

         The Bonds, other than Taxable Bonds, are also subject to special mandatory redemption prior to maturity not later than 180 days after the occurrence of a Determination of Taxability at a redemption price of 100% of the principal amount hereof plus accrued interest to the redemption date. The manner of redeeming Bonds is described in detail in the Indenture.

                               DEFAULT PROVISIONS

         In case an Event of Default as defined in the Indenture shall have occurred, the principal of all Bonds then outstanding under the Indenture may become due and payable prior to their scheduled maturity date.

                               GENERAL PROVISIONS

         The Bonds are and will be equally and ratably secured to the extent provided by the Indenture by the Installment Sale Payments to be received from the Company under the Eighth Supplementary Agreement and other amounts payable by the Company under the Eighth Supplementary Agreement. The Issuer has also pledged and assigned to the Trustee as security for the Bonds all other rights and interest of the Issuer under the Eighth Supplementary Agreement (other than its rights to indemnification and payment of certain administrative expenses and certain other rights).

         No Registered Owner shall have any right to pursue any remedy under the Indenture unless (a) the Trustee shall have first been given written notice of an Event of Default; (b) the Registered Owners of at least 25% in principal amount of the Bonds then Outstanding shall have requested the Trustee in writing to exercise the powers granted in the Indenture or to pursue such remedy in its or their name or names; (c) the Trustee shall have been offered indemnity satisfactory to it against costs, expenses and liabilities; and (d) the Trustee shall have failed to comply with such request within a reasonable time.

         While Bonds are registered to Cede & Co., transfer of beneficial ownership in Bonds by Beneficial Owners may be made through the DTC book entry system pursuant to the Indenture. The transfer of Bonds no longer in book-entry only form shall be registered upon the registration books kept at the principal corporate trust office of the Paying Agent, at the written request of the Registered Owner hereof or his attorney duly authorized in writing, upon surrender of this Bond at said office, together with the attached instrument of transfer duly executed by the Registered Owner or his duly authorized attorney. Except in the case of a partial redemption and in connection with the remarketing of Bonds, the Paying Agent shall not be obligated to make any such exchange or transfer of Bonds during the 15 days preceding the date of the first mailing of notice of any proposed redemption of Bonds, nor shall the Paying Agent be required to make any registration or registration of transfer of Bonds called for redemption.

         The Indenture and the Agreement may be modified or amended only with the consent, with certain exceptions, of the Registered Owners of not less than a majority in aggregate principal amount of all Bonds Outstanding under the Indenture.

         Reference is hereby made to the Indenture and the Agreement, copies of which are on file with the Trustee, for the provisions, among others, with respect to the nature and extent of the rights, duties and obligations of the Issuer, the Company, the Trustee, the Paying Agent, and the Remarketing Agent appointed pursuant to the Indenture, and the Registered Owners of the Bonds. The Registered Owner of this Bond, by the acceptance hereof is deemed to have agreed and consented to the terms and provisions of the Indenture and the Agreement.

         The Issuer, the Trustee, the Paying Agent, and the Remarketing Agent may deem and treat the person in whose name this Bond is registered on the registration books of the Issuer maintained by the Paying Agent as the absolute Registered Owner hereof for all purposes, whether or not this Bond is overdue, and neither the Issuer, the Trustee, the Paying Agent nor the Remarketing Agent shall be affected by any notice to the contrary.

         IT IS HEREBY CERTIFIED, RECITED AND REPRESENTED that the issuance of this Bond and the Bonds is duly authorized by law; that all acts, conditions and things required to exist and necessary to be done or performed precedent to and in the issuance of this Bond and the Bonds to render the same lawful valid and binding have been properly done and performed and have happened in regular and due time, form and manner as required by law; that all acts, conditions and things necessary to be done or performed by the Issuer or to have happened precedent to and in the execution and delivery of the Indenture and the Eighth Supplementary Agreement have been done and performed and have happened in regular and due form as required by law; that due provision has been made for the payment of the principal of and premium, if any, and interest on this Bond and the Bonds by irrevocably assigning the described Revenues as provided in the Indenture; that payment in full for the Bonds has been received; and that the issuance of the Bonds does not contravene or violate any constitutional or statutory limitation.

         IN WITNESS WHEREOF, The Industrial Development Board of the Town of Columbia, has caused this Bond to be executed with the manual or facsimile signature of the Chairman or Vice Chairman of its Board of Directors and its official seal to be imprinted hereon and attested with the manual or facsimile signature of its Secretary or Assistant Secretary.

                                THE INDUSTRIAL DEVELOPMENT
                                BOARD OF THE TOWN OF COLUMBIA


(SEAL)

                                By:
                                      Chairman of the Board of Directors



Attest:


By:
                             Secretary

                          CERTIFIC TE OF AUTHENTICATION

         This Bond is one of the Bonds described in the within-mentioned indenture.

Date of Authentication:




                                                     THE CHASE MANHATTAN BANK,
                                                        as Authenticating Agent



                                                     By:
                                                         Authorized Signatory

(To appear on face of Bond while the Bonds are in Taxable, Flexible or Variable Rate Periods, except for Initial Bond)


Interest Payment Date*             Interest Rate*

Number of Days in Period*          Interest Due at End
                                     of Period*

                                   Type of Rate Period


*Complete only for Bonds bearing Interest at Flexible or Taxable Rates

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

-------------------------------------------------------------------------------


Please insert Social Security or Taxpayer Identification Number of Transferee

\                             /

-------------------------------------------------------------------------------
(Please print or typewrite name and address, including zip code of Transferee)


-------------------------------------------------------------------------------
the within Bond and all rights thereunder, and hereby irrevocably constitutes and appoints

-------------------------------------------------------------------------------
attorney to register the transfer of the within Bond on the books kept for registration thereof, with full power of substitution in the premises.

Dated:

Signature Guaranteed:

--------------------------------------------
NOTICE: Signature(s) must be guaranteed
by an eligible guarantor institution
participating in a securities transfer
association recognized signature guarantee program.


---------------------------------------------
NOTICE: The signature above must correspond with the name of the Registered
Owner as it appears upon the front of this Bond in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                        Letter of Representations of DTC







                                       B-1